UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material Pursuant to ss.240.14a-12

PROVIDENT FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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239 Washington Street Jersey City, New Jersey 07302

Dear Fellow Stockholder:

I am pleased to invite you to participate in the 2021 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held virtually on Thursday, April 29, 2021, at 10:00 a.m., local time. The virtual meeting platform provides for the safe execution of the Annual Meeting in the continuing COVID-19 environment. Information on how you can participate in the virtual Annual Meeting can be found on page 56 of the proxy statement.

At our Annual Meeting you will be asked to elect four directors, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to participate in the Annual Meeting, I encourage you to promptly submit your vote by Internet, telephone or mail, as applicable, to ensure that your shares are represented at our Annual Meeting.

On behalf of the board of directors, officers and employees of Provident Financial Services, Inc., we thank you for your continued support.

Sincerely,

Christopher Martin

Chairman and Chief Executive Officer

March 17, 2021

Notice of
Annual Meeting
of Stockholders

Virtual Meeting Information

THURSDAY, APRIL 29, 2021

10:00 a.m., Local Time

www.virtualshareholdermeeting.com/PFS2021

NOTICE IS HEREBY GIVEN THAT the 2021 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held in a virtual format on Thursday, April 29, 2021, at 10:00 a.m., local time, to consider and vote upon the following matters:

1.	The election of four nominees named in the attached Proxy Statement to serve as directors, each for a three-year term.
2.	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.
3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.
4.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. established March 2, 2021 as the record date for determining the stockholders who are entitled to notice of, and to vote at the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

You may participate in the virtual Annual Meeting via the internet at www.virtualshareholdermeeting.com/PFS2021 by using the 16-digit control number included on your proxy card, voting instruction form or notice received by you.

Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone or mail, as applicable. Stockholders of record who participate in the Annual Meeting may vote electronically, even if they have previously mailed or delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors

John Kuntz, Esq.

Corporate Secretary

Jersey City, New Jersey

March 17, 2021

Review your proxy statement and vote in one of four ways:

INTERNET	BY TELEPHONE	BY MAIL	DURING THE ANNUAL MEETING
Visit the website on your proxy card	Call the telephone number on your proxy card	Sign, date and return your proxy card in the enclosed envelope	www.virtualshareholdermeeting.com/PFS2021

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

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Internet Availability of Proxy Materials

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to stockholders via the Internet. As a result, beginning on or about March 17, 2021, we sent by mail or e-mail a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders, via the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by stockholders and lower the cost and environmental impact of our Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares, and links to the Proxy Statement and the Annual Report to Stockholders on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are enclosed.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

Important Notice Regarding the Availability of Proxy Materials
for the 2021 Annual Meeting of Stockholders to be Held in a Virtual Format on April 29, 2021:
Our Proxy Statement and 2020 Annual Report to Stockholders are available at www.proxyvote.com

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Proposal 1 Election of Directors

General

The board of directors of Provident Financial Services, Inc. (“Provident” or “company”) currently consists of fourteen members and is divided into three classes, with one class of directors elected each year. Each member of our board of directors also serves as a director of Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified. A director is not eligible to be elected or appointed to either board of directors after reaching age 73.

Four directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of our Governance/Nominating Committee, our board of directors nominated Ursuline F. Foley, Christopher Martin, Robert McNerney, and John Pugliese for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and Provident Bank, and other than Mr. McNerney, each nominee was previously elected by our stockholders. Mr. McNerney was appointed to the boards of directors of Provident and Provident Bank in accordance with the terms of Provident’s acquisition of SB One Bancorp, where Mr. McNerney was a member of the board of directors. No other arrangements or understandings exist between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for any or all of the nominees is withheld, it is intended that the shares represented by each fully executed Proxy Card will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named as proxies will vote with respect to a substitute nominee designated by our current board of directors. At this time, we know of no reason why any of the nominees would be unable or would decline to serve, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Board of Directors

Our board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills and qualifications. Collectively, they have a strong knowledge of our company’s business, strategy and markets and are committed to enhancing long-term stockholder value.

Our Governance/Nominating Committee is responsible for identifying and selecting director candidates who meet the evolving needs of our board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to our business, enhancement of the diversity of experience of our board, the candidate’s independence from conflict or direct economic relationship with our company, and the candidate’s ability and willingness to devote the proper time to prepare for, attend and participate in meetings. The Governance/Nominating Committee also takes into account whether a candidate satisfies the criteria for independence under our Independence Standards and the New York Stock Exchange listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert.

While the Governance/Nominating Committee does not have a formal policy regarding diversity, when assessing potential director nominees, gender, racial and ethnic diversity, as well as different perspectives and experience are considered to enhance the deliberation and strategic decision-making processes of our board of directors. Currently, 14% of our directors are women and 7% are racially or ethnically diverse.

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The age and business experience of each of our nominees for election as directors and the incumbent directors whose term of office continues following the Annual Meeting, and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led our board of directors to conclude that each such person should serve as a director are as follows:

NOMINEES:

URSULINE F. FOLEY
Age 60	INDEPENDENT Director since: 2019 Term Expires: 2021 Committees: • Audit • Technology

Biography:

Ms. Foley has over 30 years of global experience in financial services and technology, having most recently served as Chief Corporate Operations Officer, Chief Information Officer, Chief Data Officer and Managing Director with XL Group. Ms. Foley is a Strategic Advisor to a private European firm (DOCOsoft), that provides claims management services to the top Lloyds Syndicates. She is also Chairman Emeritus, former President and current Board Member for Fairfield Westchester Society for Information Management, is a member of Pace University Seidenberg Advisory Board, a Board Member of The Stamford Partnership, a member of the Accenture Insurance Innovation Executive Advisory Board and a member of the National Association of Corporate Directors. She formerly served on the advisory boards of the University of Bridgeport and Rutgers University Cyber Security. Ms. Foley’s extensive global experience in financial services and technology strengthens our boards’ breadth of talent and depth of knowledge.

CHRISTOPHER MARTIN
Age 64	CHAIRMAN & CEO Director since: 2005 Term Expires: 2021

Biography:

Mr. Martin has served as Chairman since April 2010 and as Chief Executive Officer of Provident and Provident Bank since August 2020. Prior to that time he served as Chief Executive Officer and President since September 2009. He serves on the boards of directors of the Federal Home Loan Bank of New York and the New Jersey Bankers Association. He also serves on the Board of Trustees and Executive Committee for Elon University. Mr. Martin’s extensive executive leadership and banking experience and his knowledge of financial markets and investments enhance the breadth of experience of our board of directors.

ROBERT MCNERNEY
Age 62	INDEPENDENT Director since: 2020 Term Expires: 2021 Committees: • Risk

Biography:

Mr. McNerney has been the owner of a real estate company, McNerney & Associates, Inc. since 1981. McNerney and Associates provides appraisal, management, brokerage and development services throughout northern New Jersey and New York. He is a licensed appraiser and real estate broker in New Jersey and New York, and holds an MAI and SRA designation from the Appraisal Institute. He holds a CRE designation from the Counselors of Real Estate, which is awarded to individuals nominated by their peers who possess extensive experience in the commercial real estate business. Mr. McNerney’s extensive experience in the real estate markets and as a business owner provides the company valuable insight into current markets.

JOHN PUGLIESE
Age 61	INDEPENDENT Director since: 2014 Term Expires: 2021 Committees: • Compensation and Human Capital • Technology

Biography:

Mr. Pugliese is retired. Until January 2021, he served as Chief Executive Officer of Motors Management Corporation which provides management oversight and direction to one of the top automobile dealership groups in the country. He formerly served as EVP and Head of Retail Banking for the Bank of New York Mellon. Mr. Pugliese serves as Chairman of the board of directors of Buzz Points (formerly Fisoc, Inc.,) a company that provides services and products to community banks and credit unions and is a member of the Board of Trustees of St. Peters Prep. He formerly served on the board of directors of Vertose Company Ltd. He previously served as Chairman of the Better Business Bureau of Metropolitan New York, and as Chairman of Team Capital Bank, as well as on the Board of Regents of St. Peter’s University. Mr. Pugliese’s extensive banking and executive management experience and knowledge of the retail credit markets, as well as his insights into Fintech and digital banking enhance the overall experience and qualifications of our board of directors.

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INCUMBENT DIRECTORS:

ROBERT ADAMO
Age 66	INDEPENDENT Director since: 2016 Term Expires: 2023 Committees: • Audit • Risk

Biography:

Mr. Adamo retired from the international public accounting and consulting firm of Deloitte LLP after a 40-year career where he served as a senior partner and as a member of the board of directors. Mr. Adamo is a certified public accountant and his diverse background and broad experience in public accounting enhances our board of directors’ oversight of audit, financial reporting and disclosure issues, and he qualifies as an Audit Committee financial expert.

THOMAS W. BERRY
Age 73	INDEPENDENT Director since: 2005 Term Expires: 2022 Committees: • Governance / Nominating • Risk

Biography:

Mr. Berry retired from investment banking in 1998 after a 26-year career with Goldman Sachs & Co. where he served as a partner since 1986. Mr. Berry is a director of the Hyde and Watson Foundation. He has an extensive financial background and considerable experience in investment banking, as well as a strong knowledge of the capital and debt markets and mergers and acquisitions, which skills are valuable to our board of directors in its assessment of Provident’s sources and uses of capital.

LAURA L. BROOKS
Age 68	INDEPENDENT Director since: 2006 Term Expires: 2023 Committees: • Risk • Technology

Biography:

Ms. Brooks is retired. She previously served as Vice President-Risk Management and Chief Risk Officer of PSEG in Newark, New Jersey. She serves on the Advisory Board for the Enterprise Risk Management Program at North Carolina State University and is a North Carolina State ERM Fellow. She is a former member of the board of directors of the New Jersey Chapter of the National Association of Corporate Directors, and former Chair of the board of trustees of Philip’s Education Partners. Ms. Brooks’ extensive background in enterprise risk management provides a valuable resource to our board of directors in meeting its responsibility for risk management oversight.

JAMES P. DUNIGAN
Age 68	INDEPENDENT Director since: 2018 Term Expires: 2022 Committees: • Audit • Compensation and Human Capital • Risk

Biography:

Mr. Dunigan has over 30 years of financial services industry experience having served in executive leadership roles with PNC Asset Management Group, and as Interim Chief Investment Officer of the Pennsylvania State Treasury. Mr. Dunigan is the Chair of the Philadelphia Chapter of the National Association of Corporate Directors and a member of the board of trustees of the Legacy Foundation of the Union League of Philadelphia. He also serves on the Advisory Committee of Strategas Research Partners, a global institutional brokerage and advisory firm. His extensive experience in the financial services industry, and particularly in asset and wealth management, is a strategic asset to the board of directors.

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FRANK L. FEKETE
Age 69	INDEPENDENT Director since: 1995(1) Term Expires: 2022 Committees: • Audit • Governance / Nominating

Biography:

Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He serves as chairman of the Hackensack Meridian Health Network and on the boards of trustees of St. Peter’s University and John Cabot University in Rome, Italy. He has over 35 years of public accounting experience, including supervision of audits of public companies. His experience benefits our board of directors in its oversight of audit, financial reporting and disclosure issues, and Mr. Fekete qualifies as an Audit Committee financial expert.

(1)	Reflects Mr. Fekete’s initial appointment to the board of directors of Provident Bank, prior to his appointment to the board of directors of the company in 2003.

TERENCE GALLAGHER
Age 65	INDEPENDENT Director since: 2010 Term Expires: 2023 Committees: • Compensation and Human Capital • Governance / Nominating

Biography:

Mr. Gallagher is President of Battalia Winston, a national executive search firm headquartered in New York, New York. He has served on the Americas Board for the Association of Executive Search Consulting Firms and the Advisory Committee for the New Jersey Chapter of the National Association of Corporate Directors. Mr. Gallagher’s considerable background in human capital management, management succession planning, executive recruitment and retention and executive compensation provides valuable experience to our board of directors.

MATTHEW K. HARDING
Age 57	INDEPENDENT Director since: 2013 Term Expires: 2022 Committees: • Compensation and Human Capital • Technology

Biography:

Mr. Harding is Chief Executive Officer and a member of the board of directors of Levin Management Corporation, a leading retail real estate services firm. Mr. Harding serves as Vice President of The Philip and Janice Levin Foundation and as Trustee of the Gill St. Bernards School. Mr. Harding’s experience provides our board of directors with a comprehensive understanding of the real estate markets from both a competitive and a credit risk perspective.

CARLOS HERNANDEZ
Age 71	INDEPENDENT LEAD DIRECTOR Director since: 1996(1) Term Expires: 2023 Committees: • Governance / Nominating

Biography:

Mr. Hernandez is retired. He previously served as President of New Jersey City University, located in Jersey City, New Jersey. Mr. Hernandez currently serves as Lead Director and as Chair of the board of directors of The Provident Bank Foundation. As a former university president and civic leader, he provides the board of directors with executive leadership skills and a broader market perspective.

(1)	Reflects Mr. Hernandez’s initial appointment to the board of directors of Provident Bank, prior to his appointment to the board of directors of the company in 2003.

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ANTHONY J. LABOZZETTA
Age 57	PRESIDENT & COO Director since: 2020 Term Expires: 2022

Biography:

Mr. Labozzetta has been President and Chief Operating Officer of Provident and Provident Bank and Director since August 2020. He was previously President and Chief Executive Officer of SB One Bancorp and SB One Bank since January 2010. He was previously Executive Vice President of TD Bank from 2006 to 2010. Prior to his banking career, he was a certified public accountant with Deloitte and Touche. Mr. Labozzetta’s over 30-year banking experience brings executive leadership experience and an extensive and diverse knowledge of the banking business to our board of directors.

EDWARD J. LEPPERT
Age 60	INDEPENDENT Director since: 2020 Term Expires: 2023 Committees: • Audit

Biography:

Mr. Leppert is a certified public accountant and founder of Leppert Group LLC, and has been in public practice since 1986. He was formerly Chairman of the Board of both SB One Bancorp and SB One Bank from January 2012 to July 2020. He previously served as Vice Chairman of the SB One Boards of Directors. His experience with audit, financial reporting and disclosure and corporate governance matters, as well as a knowledge of the customers and communities in the northern New Jersey marketplace are beneficial to the board of directors. Mr. Leppert qualifies as an Audit Committee financial expert.

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Executive Officers

The age and business experience of Provident’s executive officers who are not directors are as follows:

Finn M. W. Caspersen, Jr.

Age 51

Mr. Caspersen has been an Executive Vice President of Provident Bank since August 2018. Previously he held various executive positions at Peapack Gladstone Bank including Chief Strategy Officer, Chief Operating Officer, Chief Risk Officer and General Counsel.

James A. Christy

Age 53

Mr. Christy has been Executive Vice President and Chief Risk Officer of Provident Bank since February 2018, and prior to that time he was Senior Vice President and Chief Risk Officer since January 2012. He previously served as Senior Vice President and General Auditor since January 2009.

Vito Giannola

Age 44

Mr. Giannola has been Executive Vice President – Chief Retail Banking Officer since August 2020. Prior to that time, he was Senior Executive Vice President and Chief Banking Officer of SB One Bank since March 2018, and had been with SB One Bank since September 2010.

Brian Giovinazzi

Age 66

Mr. Giovinazzi has been Executive Vice President and Chief Credit Officer of Provident Bank since December 2008.

John Kamin

Age 63

Mr. Kamin has been Executive Vice President and Chief Information Officer of Provident Bank since May 2017, and prior to that time, he was Executive Vice President and Chief Information Officer of Old National Bank located in Evansville, Indiana since 2011.

John Kuntz

Age 65

Mr. Kuntz has been Senior Executive Vice President, General Counsel and Corporate Secretary of Provident and Senior Executive Vice President and Chief Administrative Officer of Provident Bank since January 2019, and prior to that time, he was Executive Vice President, General Counsel and Corporate Secretary of Provident and Executive Vice President and Chief Administrative Officer of Provident Bank since January 2011.

George Lista

Age 61

Mr. Lista has been President and Chief Executive Officer of SB One Insurance Agency, Inc., a wholly owned subsidiary of Provident Bank, since 2001. Prior to that time, he was Chief Operating Officer of SB One Insurance Agency, Inc. Mr. Lista has over 35 years of experience in the insurance industry.

Thomas M. Lyons

Age 56

Mr. Lyons has been Senior Executive Vice President and Chief Financial Officer of Provident and Provident Bank since January 2019, and prior to that time, he was Executive Vice President and Chief Financial Officer of Provident and Provident Bank since January 2011.

Josephine Moran

Age 57

Ms. Moran has been Executive Vice President – Chief Corporate Services and Consumer Lending Officer of Provident Bank since August 2020, and prior to that time was Executive Vice President -Director of Retail Banking of Provident Bank since August 2018. Prior to that time, she was Senior Vice President - Regional Manager Retirement Services for Webster Bank since 2016. She previously served as Executive Vice President - Director of Retail for Columbia Bank since October 2015.

Valerie O. Murray

Age 46

Ms. Murray has been President of Beacon Trust Company, a wholly owned subsidiary of Provident Bank, since February 2017, and Executive Vice President and Chief Wealth Management Officer of Provident Bank since January 2019. Prior to that time, she was Senior Vice President and Chief Wealth Management Officer of Provident Bank since February 2017. She previously served as Chief Operating Officer of Beacon Trust Company since January 2016.

Frank S. Muzio

Age 67

Mr. Muzio has been Executive Vice President and Chief Accounting Officer of Provident Bank since February 2018, and prior to that time, he served as Senior Vice President and Chief Accounting Officer since 2011.

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Carolyn Powell

Age 55

Ms. Powell has been Executive Vice President and Chief Human Resources Officer since March 2020. She previously served as Vice President, Human Resources for Conduent, a leading business services and solutions company since 2017. Prior to that time she was a Director of Human Resources with Horizon Blue Cross Blue Shield of New Jersey.

Walter Sierotko

Age 57

Mr. Sierotko has been Executive Vice President – Chief Lending Officer since April 2020, and prior to that time was Executive Vice President – Commercial Real Estate since November 2015. He previously held positions with Wells Fargo, Bank of New York and HSBC.

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Corporate Governance Matters

Our board of directors and management are committed to maintaining sound corporate governance principles and the highest standards of ethical conduct. We are in compliance with applicable corporate governance laws and regulations. The following are some key features of our corporate governance practices:

•	86% of our board is independent, including the Lead Director.
•	14% of our board of directors are women and 7% are racially or ethnically diverse.
•	Our board conducts annual self-evaluations.
•	The board reviews management talent and executive succession planning on a regular basis.
•	Our board regularly focuses on strategy with management and annually meets off-site for strategy updates and formation.
•	We have robust stock ownership guidelines for our directors and named executive officers.
•	Our directors each attended 100% of all board meetings and 100% of all meetings of board committees on which they served.
•	Our board has oversight of risk management with a focus on the significant risks facing our company.
•	We regularly invite industry experts to meet with our board regarding key market developments.
•	Although there are no term limits for directors, we value board refreshment, and five of our twelve non-management directors have been added to the board in the last five years.

Board of Directors Meetings and Committees

Our board of directors meets quarterly, or more often as may be necessary. The board of directors met ten times in 2020. There are five standing committees of the board of directors: the Audit, Compensation and Human Capital, Risk, Technology and Governance/Nominating Committees. The board of directors of Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended 100% of the total number of meetings held by the board of directors and all committees of the board on which they served (during the period they served) in 2020. When the Provident and Provident Bank board of directors and committee meetings are aggregated, all directors attended 100% of the aggregated total number of meetings in 2020. We have a policy requiring each director to attend the Annual Meeting of Stockholders. All persons serving on the board of directors at the time of the Annual Meeting of Stockholders held on April 23, 2020 participated in the meeting which was a virtual only meeting.

Board Leadership Structure

Our board of directors believes that combining the Chairman and Chief Executive Officer positions, together with the appointment of an independent Lead Director, is the appropriate board leadership structure for our company. Carlos Hernandez currently serves as the Lead Director. Our board of directors has determined that the Chief Executive Officer is most knowledgeable about our business and corporate strategy, and is in the best position to lead the board of directors, especially in relation to its oversight of corporate strategy formation and execution. Management accountability and our board’s independence from management  are best served by maintaining a super majority of independent directors, electing an independent Lead Director, and maintaining standing board committees that are comprised of independent leadership and members. The Lead Director plays an important role on our board of directors and has the following responsibilities:

•	Schedules executive sessions of the non-management directors without management present at least twice each year and advises the Chairman and Chief Executive Officer of the schedule for such executive sessions.
•	With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director, together with another non-management director, provide the Chairman and Chief Executive Officer with timely feedback from the executive sessions.
•	Acts as the principal liaison between the non-management directors and the Chairman and Chief Executive Officer on issues relating to the working relationship between our board and management, including providing input as to the quality and timeliness of information provided by management to ensure that the conduct of board meetings allows adequate time for discussion of important issues and that appropriate information is made available to our board on a timely basis.
•	Provides input to the Chairman and Chief Executive Officer regarding board meeting agendas and meeting materials based on requests from the non-management directors.
•	Attends board committee meetings as a non-member at the invitation of the respective committee chair.

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Risk Oversight/Risk Committee

Our entire board of directors is engaged in risk management oversight. A separate standing Risk Committee of the board facilitates our board’s risk oversight responsibilities. The current members of the Risk Committee are: Ms. Brooks (Chair) and Messrs. Adamo, Berry, Dunigan and McNerney. Each member of the Risk Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Risk Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. The Committee met seven times during 2020.

The Risk Committee oversees the overall risk management activities employed by management in pursuit of:

•	maintaining an effective culture of discipline that provides proper guidance and support for a sound, effective and coordinated enterprise risk management process designed to identify potential events that may affect our business and to appropriately manage risks in order to provide reasonable assurance that our stated objectives will be achieved; and
•	identifying potential emerging risks in a routine and systematic manner, assessing the implications of those risks to our business, and managing those risks in a manner consistent with reducing the probability of their occurrence and potential consequences to our company to an acceptable level.

Our Risk Committee receives regular reports from management, including the Chief Risk Officer and Chief Information Security Officer, and other standing board committees regarding interest rate, liquidity, credit, operational, compliance, technology, data security and cyber risks, as well as other relevant risks and the actions taken by management to adequately address and mitigate those risks.

Corporate Governance Principles

Our board of directors has adopted Corporate Governance Principles which are posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. These Corporate Governance Principles cover the general operating policies and procedures followed by our board of directors including:

•	establishing the size and composition of our board of directors and the desired diversity, qualifications and skills of directors;
•	setting a minimum stock ownership requirement for directors at an amount having a value equal to five times a director’s annual cash retainer;
•	providing for director orientation, continuing education and an annual performance assessment of our board of directors;
•	selecting board committee membership; and
•	reviewing annual compensation paid to the non-management directors as recommended by the Compensation and Human Capital Committee.

The Corporate Governance Principles provide for our board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Five executive sessions were conducted in 2020. Carlos Hernandez, our Lead Director, presided over these executive sessions conducted by the non-management directors, all of whom are independent. Following these executive sessions, the Lead Director and another non-management director met with the Chairman and Chief Executive Officer to provide real time feedback from the session.

Director Independence

The New York Stock Exchange rules provide that a director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with the company. The New York Stock Exchange rules require our board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, our board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with the company. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

Our board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, our board of directors considered relevant facts and circumstances relating to relationships that each director and his or her immediate family members and their related interests had with Provident. In connection with its evaluation of director independence, the board considered the following relationships and transactions:

•	Ms. Brooks’ mother has a home equity line of credit with Provident Bank which has no loan balance outstanding and which existed prior to the time that Ms. Brooks became a director. This loan was made in the ordinary course of business, was made on substantially the same terms prevailing for loans made to others unrelated to Provident Bank, and does not involve more than the normal risk of collectability or present other unfavorable features;

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•	Mr. Harding is an officer of a corporation which has a 1% ownership interest in, and is a general partner of, a limited partnership and which is the non-member manager of a limited liability company. Both the limited partnership and the limited liability company are partners of an entity that has a commercial real estate loan and line of credit with Provident Bank. These loans were made in the ordinary course of business, were made on substantially the same terms prevailing for loans made to others unrelated to Provident Bank, and do not involve more than the normal risk of collectability or present other unfavorable features; and
•	Mr. Leppert’s accounting firm and a real estate company that he has a financial interest in have commercial loans with Provident Bank, which were made by SB One Bank prior to its merger with Provident Bank. He also has a home equity line of credit with no loan balance. These loans were made prior to Mr. Leppert becoming a member of our board of directors and were made in the ordinary course of business, on substantially the same terms prevailing for loans made to others unrelated to Provident Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

After its evaluation, our board of directors affirmatively determined that Messrs. Adamo, Berry, Dunigan, Fekete, Gallagher, Harding, Hernandez, Leppert, McNerney, and Pugliese and Ms. Brooks and Ms. Foley are each an independent director. The board of directors determined that Messrs. Martin and Labozzetta are not independent because they serve as executive officers of Provident and Provident Bank.

Governance/Nominating Committee

The current members of our Governance/Nominating Committee are: Messrs. Hernandez (Chair), Berry, Fekete, and Gallagher. Each member of the Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. The Committee met five times during 2020.

The functions of our Governance/Nominating Committee include, among other things:

•	evaluating and making recommendations to the board concerning the number of directors and committee assignments;
•	establishing the qualifications, skills, relevant background, diversity and other selection criteria for board members;
•	making recommendations to the board concerning board nominees;
•	conducting evaluations of the effectiveness of the operation of the board;
•	developing and maintaining corporate governance principles;
•	recommending revisions to the code of business conduct and ethics;
•	making recommendations to the board regarding director orientation and continuing education; and
•	evaluating the Governance/Nominating Committee’s performance on an annual basis.

Our Governance/Nominating Committee identifies nominees for director by first assessing the performance, qualifications and skills of the current members of our board of directors willing to continue service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. In the case of a current member of the board of directors, prior to re-nomination an evaluation of the board member’s performance is conducted by the Governance/Nominating Committee using a written self-evaluation submitted by the current member and input from each other director obtained by the Lead Director. The Lead Director provides feedback to each current member being considered for re-nomination based on the input received from other directors.

If a vacancy should exist on our board, or if the size of the board is increased, the Committee will solicit suggestions for director candidates from all board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Persons under consideration to serve on our board of directors must have the highest personal and professional ethics and integrity.

Annual Board and Committee Performance Evaluations

Each year the board of directors conducts an evaluation of the board’s performance that seeks feedback from directors on the functioning of the board, including the board’s committee structure and leadership, culture, process, skills and resources. Typically, this evaluation is conducted using written questionnaires and the responses are reviewed with the Governance/Nominating Committee and at an executive session of the full board conducted by the Lead Director. In the past the board of directors has utilized, and annually considers the use of a third party to assist it in the annual performance evaluation.

Each committee of the board of directors conducts an annual assessment of its performance which is reported to the Governance/Nominating Committee.

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Procedures for the Recommendation of Directors by Stockholders

If a determination is made that an additional candidate is needed for our board, the Governance/Nominating Committee will consider candidates properly submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 100 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-1001. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting. A stockholder’s submission must be in writing and include the following information:

•	the name and address of the stockholder as they appear on our books, and the number of shares of our common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);
•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);
•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in our proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and Provident, Provident Bank and any subsidiaries of Provident Bank;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and Provident Bank;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of our Governance/Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an Annual Meeting of our stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Majority Voting Policy

Our board of directors believes that each director should have the confidence and support of our stockholders. To that end, we have a majority voting policy that applies in uncontested elections of directors at a stockholders’ meeting. The policy is not applicable in any contested director election. Under our majority voting policy, any incumbent director nominee in an uncontested election who receives a greater number of votes “WITHHELD” than votes cast “FOR” at a meeting of stockholders shall promptly tender his or her proposed resignation following the certification of the stockholder vote.

The Governance/Nominating Committee will consider the resignation and will recommend to the board whether to accept the resignation or take other action, including rejecting the resignation and addressing any apparent underlying causes of the failure of the director to obtain a majority of votes “FOR” his or her election. The board will act on the Governance/Nominating Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will publicly disclose the board’s decision and process in a periodic or current report filed with or furnished to the SEC within 90 days following the certification of the stockholder vote. Any director who tenders his or her resignation will not participate in the Governance/Nominating Committee’s or full board’s deliberations, considerations or actions regarding whether or not to accept or reject the resignation or take any related action.

Stockholder and Interested Party Communications with the Board

Our stockholders and any other interested party may communicate with the board of directors, the non-management directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 100 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-1001. A communication from a stockholder should indicate that the author is a stockholder and, if shares of our common stock are not held of record, the letter should include appropriate evidence of stock ownership.

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Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. Compliance with our Code is essential and promotion of its principles of honesty, integrity and fair dealing, as well as compliance with laws and regulations, is the responsibility of each and every one of our directors, officers and employees. Our Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank. Amendments to and waivers from our Code of Business Conduct and Ethics will also be disclosed on Provident Bank’s website.

Corporate and Social Responsibility

Our company is keenly aware of its responsibilities as a good corporate citizen to all of its stakeholders: its stockholders, customers, employees, and the communities we serve and in which we live and work. Among these responsibilities are the maintenance of ethical business practices in our everyday business dealings, adherence to transparency in our corporate governance protocols, an ongoing focus on diversity and inclusion in our employment practices, and a recognition of the long-term benefits associated with reliance on sustainable resources in the operation of our branch banking offices and support locations.

Ethical Business Practices

Our Code of Business Conduct and Ethics outlines our shared values which challenge us to place the needs and well-being of the people we serve first. Everything we do is driven by our shared values that connect us across business units and functional areas of our business. These shared values shape our company’s culture, guiding and enabling each of us to make a positive difference for all of our stakeholders:

•	Integrity is the impartial and honest standard by which we make decisions and take actions, large and small, every day. In our business, integrity is a mandatory standard.
•	We promote teamwork and a collaborative environment, recognizing and giving appropriate credit for the contributions of others. We encourage open communication among our colleagues and emphasize a continuous dialogue.
•	We treat people with dignity and respect. We are diverse as both people and professionals, and our success depends on our mutual trust and teamwork. Diversity builds strength in our team to contribute to our highest capabilities.
•	We are accountable and take personal responsibility for our actions and for driving results with an emphasis on customer satisfaction, superior quality and exceptional accuracy. We hold ourselves accountable for our results. We accept responsibility for any oversights, and strive to solve the problem.
•	We are committed to the success of our customers, no matter what job we hold, where we’re located, or whether we work alone or as part of a team. A customer is potentially any internal or external party to whom we have a responsibility to help succeed.

Our company’s commitment to good corporate citizenship is a fundamental part of creating sustained value for our stakeholders. We also value opportunities to give back to our communities through volunteer activities with non-profits and other organizations throughout the markets we serve, as well as through monetary donations made by our company and The Provident Bank Foundation.

Corporate Governance

Our company has formulated and maintains a series of Corporate Governance Principles designed to promote the effective operation of our board of directors while also providing a framework for the conduct of the company’s business in accordance with the highest ethical standards in a manner designed to enhance the long-term value of the company. We perceive these principles as dynamic and, as such, our board of directors renews them annually to ensure that they adequately address evolving business and regulatory conditions.

Diversity and Inclusion

We recognize the importance of maintaining a socially and culturally diverse employee base. Diversity in the workplace provides a unique opportunity to obtain a variety of perspectives, experiences and resources that better reflect the customers and communities we serve. It is the company’s expectation that our continued actions and behaviors result in a working environment which encourages and respects diversity and provides an equal opportunity for employment, development and advancement for those qualified. We base employment decisions on merit, considering qualifications, skills and achievements. We treat our co-workers fairly and with respect.

Our company is committed to fostering a safe working environment, which promotes diversity and is free from harassment or discrimination of any kind. We are proud of our diverse workforce, including women holding 62% of all managerial positions. We support programs like ProvidentWomen which advances personal and professional growth for women in business through education, networking events and volunteer opportunities.

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Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit by Provident Bank to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees.

As of December 31, 2020, Provident Bank had aggregate loans and loan commitments totaling $1.17 million to its executive officers, none of which originated in 2020. While it is the policy of Provident Bank that no loan or extension of credit of any type shall be made to any member of the board of directors or their immediate family, or to any entity which is controlled by a member of the board of directors or their immediate family, it has been determined that loans to a director or his or her related interests made prior to the director’s service on our board of directors may be grandfathered under the policy.

Mr. Leppert’s accounting firm and a real estate company that he has a financial interest in have commercial loans with Provident Bank, which were made by SB One Bank prior to its merger with Provident Bank. He also has a home equity line of credit with no loan balance. These loans were made prior to Mr. Leppert becoming a member of our board of directors and were made in the ordinary course of business, on substantially the same terms prevailing for loans made to others unrelated to Provident Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

Our Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident or Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction requires the approval of a majority of the directors who have no interest in the proposed transaction. In addition, our directors and executive officers annually disclose any transactions, relationships or arrangements they or their related interests may have with Provident or Provident Bank. These disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independence determinations.

Anti-Hedging Policy

Our stock trading policy prohibits our directors, officers and employees from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. Accordingly, any hedging, derivative or other similar transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of our common stock would affect the value of the shares of common stock owned by a director, officer or employee, is prohibited. In addition, the policy provides that our directors, officers and employees should avoid pledging their shares of our common stock as collateral for a margin account or loan.

Technology Committee

The current members of our Technology Committee are: Messrs. Pugliese (Chair) and Harding and Ms. Brooks and Ms. Foley. Each member of the Technology Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards.

The Technology Committee assists the board of directors in its oversight responsibility of our technology strategy, including trends and significant investments, and technology-related risks, including cyber and data security risks. The Technology Committee met four times in 2020. Our Technology Committee operates under a written charter approved by our board of directors, which is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

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Audit Committee Matters

Audit Committee

The current members of our Audit Committee are: Messrs. Fekete (Chair), Adamo, Dunigan, and Leppert, and Ms. Foley. Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under SEC Rule 10A-3.

The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining, overseeing and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;
•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;
•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;
•	reviewing earnings and financial releases and quarterly and annual reports filed with the SEC; and
•	approving all engagements for services by the independent registered public accounting firm.

Our Audit Committee met fourteen times during 2020. The Audit Committee reports to our board of directors after each meeting on its activities and findings. The board of directors believes that Messrs. Adamo, Fekete, and Leppert each qualify as an Audit Committee financial expert as that term is defined in the rules and regulations of the SEC.

Audit Committee Report

Pursuant to rules and regulations of the SEC, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Our Audit Committee operates under a written charter approved by our board of directors, which is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

Management has primary responsibility for the internal control and financial reporting process, and for making an assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on the company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, our Audit Committee has:

•	reviewed and discussed with management, and our independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2020;
•	discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and
•	received and reviewed the written disclosures and the letter from our independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2020 and related notes be included in Provident’s Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the SEC. In addition, the Audit Committee approved the re-appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021, subject to the ratification of this appointment by our stockholders.

THE AUDIT COMMITTEE OF PROVIDENT FINANCIAL SERVICES, INC.

Frank L. Fekete (Chair)
Robert Adamo
James P. Dunigan
Ursuline F. Foley
Edward J. Leppert

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Compensation Committee Matters

Compensation and Human Capital Committee

The current members of our Compensation and Human Capital Committee (“Compensation Committee”) are: Messrs. Harding (Chair), Dunigan, Gallagher and Pugliese. Each member of the Compensation Committee has been determined to be independent as defined in the New York Stock Exchange corporate governance listing standards. The Compensation Committee is responsible for reviewing the performance of, and the compensation payable to, our named executive officers, including the Chief Executive Officer; the compensation payable to our non-management directors; management development and succession planning; human capital management oversight, including diversity and inclusion and pay equity; and reviewing and evaluating incentive compensation plans and risks associated with such plans. The Compensation Committee is also responsible for the engagement of the compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). The Compensation Committee’s oversight of our incentive compensation plans includes setting corporate performance measures and goals consistent with principles of safety and soundness, approving awards and administering long-term equity awards. The Compensation Committee met six times during 2020.

Director compensation is established by our board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of Provident Bank’s website at www.provident.bank.

Compensation Committee Interlocks and Insider Participation

Messrs. Dunigan, Gallagher, Harding, and Pugliese and Ms. Brooks served as members of the Compensation Committee during 2020. None of these directors has ever been an officer or employee of Provident and, none of them are executive officers of any other entity where one of our executive officers serves on the compensation committee or the board of directors, or which had any transactions or relationships with us in 2020 that would require specific disclosures in this Proxy Statement under SEC rules.

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Compensation Discussion and Analysis

Overview

The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing Provident’s compensation programs, as well as the compensation determinations and rationale for those determinations relating to our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers. We have also included in the Summary Compensation Table Donald W. Blum, a former executive officer of Provident Bank who retired effective March 9, 2020, and Anthony J. Labozzetta who joined us as President and Chief Operating Officer on August 1, 2020 following the acquisition of SB One Bancorp. These individuals named below are collectively referred to as our “named executive officers”:

Name	Title
CHRISTOPHER MARTIN	Chairman and Chief Executive Officer of Provident Financial Services, Inc. and Provident Bank
ANTHONY J. LABOZZETTA	President and Chief Operating Officer of Provident Financial Services, Inc. and Provident Bank
THOMAS M. LYONS	Senior Executive Vice President and Chief Financial Officer of Provident Financial Services, Inc. and Provident Bank
JOHN KUNTZ	Senior Executive Vice President, General Counsel and Corporate Secretary of Provident Financial Services, Inc. and Senior Executive Vice President and Chief Administrative Officer of Provident Bank
VALERIE O. MURRAY	Executive Vice President and Chief Wealth Management Officer of Provident Bank and President of Beacon Trust Company
WALTER SIEROTKO	Executive Vice President and Chief Lending Officer of Provident Bank
DONALD W. BLUM	Former executive officer of Provident Bank who retired effective March 9, 2020.

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Executive Summary

Our executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance consistent with the interests of our stockholders. The key features of our executive compensation program are:

•	A pay for performance philosophy aligning executive compensation with business strategies and generating stockholder returns;
•	Executive salaries and total compensation evaluated based on peer group data using a regional group of publicly-traded banks of comparable size and business model;
•	Annual cash incentive compensation opportunities tied to key corporate performance goals established by the Compensation Committee;
•	Long-term incentive compensation opportunities tied to key corporate performance goals established by the Compensation Committee, subject to a relative total stockholder return modifier, over a multi-year period;
•	A significant portion (at least 75%) of the value of equity grants to our named executive officers are performance-based;
•	No dividends are paid on stock awards subject to performance-vesting conditions unless and until the awards have vested;
•	No dividends are paid on time-vesting stock awards until the awards vest;
•	Incentive compensation plans that provide for risk mitigation and accountability, authorizing our Compensation Committee to condition incentive compensation awards with clawback, deferral, and adjustment provisions, and settlement in stock subject to holding periods;
•	Executives are subject to share ownership guidelines;
•	Executives are prohibited from engaging in hedging transactions to offset the economic risk of owning our common stock;
•	Perquisites are limited;
•	No excise tax gross-ups, pursuant to Section 280G of the Internal Revenue Code, are contained in employment, change in control agreements or any other executive compensation arrangements;
•	Active oversight by the Compensation Committee consisting solely of independent directors; and
•	Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee.

Strategic Highlights

Our Compensation Committee believes that executive compensation should be linked to Provident’s overall strategic success and financial performance and the contribution of its executives to that success.

Highlights of Provident’s 2020 strategic operating and financial performance include:

•	Despite the challenging operating environment attributable to the COVID-19 pandemic, our executives and their teams continued to deliver products and services to, and work with, our customers in a manner designed to protect the well-being and safety of our customers and employees, including providing employees with the tools to work remotely.
•	Our executive team successfully completed the merger of SB One Bancorp and SB One Bank (the “SB One acquisition”), as well as the related systems integration. This acquisition resulted in an increase in total assets of $2.20 billion, total loans of $1.77 billion and total deposits of $1.76 billion.
•	Our annualized return on average assets for all of 2020 was 0.86% and was 1.25% for the fourth quarter of 2020, inclusive of the impact of the SB One acquisition.
•	Our annualized return on average tangible equity for all of 2020 was 9.28% and was 14.10% for the fourth quarter of 2020.
•	Our net interest margin (net interest income divided by average interest earning assets) was 3.09% for 2020 despite a persistent low interest rate environment.
•	Loan originations totaled a record $3.50 billion for 2020, compared to $2.83 billion in 2019. We actively participated in the Paycheck Protection Program (“PPP”), with approximately 1,300 PPP loans totaling $473.2 million at December 31, 2020.
•	Total deposits increased $2.74 billion to $9.84 billion for 2020, including $1.76 billion acquired in the SB One acquisition and total core deposits represented 88.9% of total deposits at December 31, 2020.
•	Our team effectively managed credit risk and asset quality in spite of the COVID-19 pandemic and its impact on borrowers with non-performing assets at a manageable level totaling $91.6 million, or 0.71% of total assets at year-end 2020. Net charge offs as a percentage of average loans outstanding was six basis points for 2020.
•	We maintained our regular quarterly cash dividend of $0.23 per share throughout 2020.
•	Our capital position remained strong and we exceeded all regulatory requirements for well capitalized status.

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Key Executive Compensation Actions

The Compensation Committee regularly reviews the components of our executive compensation program with advice from its independent compensation consultant and after giving due consideration of the most recent nonbinding stockholder advisory vote on executive compensation, which resulted in a favorable vote of approximately 95% of the votes cast on the matter, no material changes were made to the program.

Highlights of key compensation actions taken in 2020 were:

•	2020 Base Salary: Mr. Martin’s base salary increased to $785,000 in 2020, representing a 3.0% increase. The other named executive officers received salary increases of 3.1%, 12.2%, 22.7% and 9.3% for Messrs. Lyons, Kuntz and Sierotko and Ms. Murray, respectively. Mr. Kuntz’ base salary increase was performance-related and recognized his assumption of a leadership role in key strategic projects. Mr. Sierotko’ base salary increase was promotion-related as he assumed the Chief Lending Officer position in April of 2020. Ms. Murray’s increase in base salary was reflective of her strong performance and to maintain competitive positioning of her fixed pay with that of peers in the wealth management business. Mr. Labozzetta’s base salary was established at $584,120 upon joining Provident on August 1, 2020 as President and Chief Operating Officer, which salary was consistent with his base salary at SB One Bancorp and SB One Bank prior to the merger.
•	2020 Cash Incentives: Mr. Martin earned a cash incentive equal to 94.9% of his base salary, or $744,795, representing 118.59% of his Target opportunity. This represented a cash incentive based on attainment of overall corporate results that were above Target against established performance goals for 2020. Messrs. Kuntz, Lyons and Sierotko and Ms. Murray each earned a cash incentive of 62.4% of base salary. The 2020 cash incentive payments to these named executive officers represent payouts of 124.84% of the Target opportunity. Mr. Labozzetta earned a cash incentive of 67.1% of base salary, or $391,720, a pro-rata portion of which was earned under the former SB One Bancorp incentive plan due to his performance with SB One Bancorp and SB One Bank prior to the SB One acquisition. His payout represented 122.9% of his Target opportunity.
•	2020 Long-Term Incentives: In 2020, Mr. Martin was granted performance-vesting stock awards valued at $588,750, at Target, which vest at the end of a three-year period based upon the achievement of performance goals which include projections of a multi-year return on core average assets and return on average tangible equity. The return on average tangible equity performance is subject to a modifier based on relative total stockholder return using an indexed peer group. These performance-based awards represented 75% of the value of the long-term equity award component of his pay. Mr. Martin was also granted stock options valued at $196,250 which vest over three years, or 25% of the value of his long-term equity award. The other named executive officers (Lyons, Kuntz, Sierotko and Murray) were granted 75% of the value of their long-term equity in performance-vesting stock awards that vest at the end of a three-year period based upon the same performance goals and modifier applicable to Mr. Martin’s awards, and 25% of the value of their long-term equity in time-vesting stock that vest over three years. Mr. Labozzetta was not granted any long-term equity awards under the company’s plan in 2020 as he joined Provident after the 2020 long-term equity grants were made.
•	Vesting of Long-Term Incentives for the 2018-2020 Vesting Period: Performance-vesting stock awards for the 2018-2020 performance period vested on March 5, 2021. For that three-year measurement period, the company achieved performance above the Threshold level, but below Target on both the cumulative Average Core Return on Average Assets and the cumulative Average Core Return on Tangible Equity goals. The Total Shareholder Return modifier was below the 25th percentile and the 80% modifier was applied to the performance-vesting grants attributable to the cumulative Average Core Return on Average Tangible Equity goal. Consequently, the shares vested at approximately 75% of Target.

Compensation Consultants

Our Compensation Committee retained the services of FW Cook to assist with compensation planning and analysis. FW Cook was retained by and reported directly to the Compensation Committee and did not perform any other services for Provident, Provident Bank or their affiliates or their management. The Compensation Committee periodically meets with its compensation consultant in executive session without management.

The Compensation Committee considered the independence of FW Cook in light of SEC rules and New York Stock Exchange corporate governance listing standards, and received a report from FW Cook addressing the independence of the firm and its consultants, which included the following factors: (1) that no other services were provided to Provident; (2) fees paid by Provident as a percentage of the firm’s total revenue; (3) policies or procedures maintained by the firm that are designed to prevent a conflict of interest; (4) that there were no business or personal relationships between the firm and its consultants and any member of the Compensation Committee; (5) any company stock owned by the firm and its consultants; and (6) that there were no business or personal relationships between Provident’s executive officers and the firm and its consultants. The Compensation Committee discussed these considerations and concluded that the work performed by FW Cook and its consultants involved in the engagement did not raise any conflict of interest and concluded that they were independent Compensation Committee consultants.

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Executive Compensation Philosophy

Our Compensation Committee believes that our executive compensation program is consistent with promoting sound risk management and long-term value creation for our stockholders. The program is intended to align the interests of our executive officers and employees with stockholders by rewarding performance against established corporate financial goals, strong executive leadership and superior individual performance. By offering annual cash incentives, long-term equity compensation and competitive benefits, we strive to attract, motivate and retain a highly qualified and talented team of executives who will help maximize long-term financial performance and earnings growth.

The total compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial and market performance measured against annual and three-year goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual and long-term incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

Benchmarking and Peer Groups

The Compensation Committee is responsible for the design, implementation and administration of the compensation program for our executive officers. FW Cook reviewed our executive compensation program for 2020, which included a review and recommendation of an appropriate peer group for assessing competitive compensation practices, and for making performance comparisons. The Compensation Committee used the following two peer groups when making its 2020 executive compensation determinations:

•	The SNL Small Cap U.S. Bank & Thrift Index (“SNL Index”) was used to compare long-term performance achievement.

The SNL Index includes over 120 banks that the Compensation Committee believes serves as an appropriate measure of Provident’s relative long-term performance.

•	A regional peer group of 18 publicly traded thrift and banking institutions in the Northeast was used to compare base salary and total compensation. The regional peer group is used for setting compensation levels because these banks are broadly reflective of the environment in which Provident competes for executive talent, and they provide a good indicator of the current competitive range of compensation. Provident’s asset size ($12.92 billion) is slightly lower than, but within a reasonable range of the regional peer median ($13.02 billion at December 31, 2020). Additional consideration was given to business model and performance. The individual peer banks used in 2020 was generally the same as those in 2019 except for the deletion of Beneficial Mutual Bancorp, Inc. which was acquired in 2019 and the addition of Customers Bancorp to maintain an 18 company peer group. The current members of the peer group are as follows:

Berkshire Hills Bancorp, Inc.	Flushing Financial Corporation	Northwest Bancshares, Inc.
Brookline Bancorp Inc.	Fulton Financial Corporation	OceanFirst Financial Corp.
Community Bank System, Inc.	Independent Bank Corp.	S&T Bancorp, Inc.
Customers Bancorp	Investors Bancorp, Inc.	Sterling Bancorp
Dime Community Bancshares, Inc.	Lakeland Bancorp	Valley National Bancorp
First Commonwealth Financial Corporation	NBT Bancorp Inc.	WSFS Financial Corporation

The Compensation Committee evaluates the peer groups annually for suitability and may modify peer groups from time to time based on mergers and acquisitions within the industry or other relevant factors. While our executive compensation program targets each named executive officer’s base salary, annual cash incentives and long-term equity compensation at peer median levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience, responsibilities and competitive market conditions.

Role of Management

Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer participates in compensation-related actions associated with the other named executive officers purely in an informational and advisory capacity. He presents the other named executive officers’ performance summaries and recommendations relating to their compensation to the Compensation Committee for its review and approval. The Chief Executive Officer neither recommends nor participates in Compensation Committee deliberations regarding his own compensation.

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Elements of 2020 Executive Compensation

We pay our named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which may include performance- and/or time-vesting restricted stock and/or stock options), a competitive benefits package and limited perquisites.

Compensation Element	Description or Purpose	Link to Performance	Fixed/Performance- Based	Short-Long- Term
Base Salary	Attract and retain executives	Based on individual performance, experience, and scope of responsibility	Fixed	Short-Term
Annual Cash Incentive	Drive annual performance achievement of critical operating, financial and/or strategic goals	Links executive compensation to factors that are important for the company’s success	Performance-Based	Short-Term
Long-Term Incentive Awards	Drive multi-year performance to create long-term stockholder value, align executives with stockholder interests and serve as a retention tool through multi-year vesting	75% of the value of equity awards are based on pre-established company performance goals	Performance-Based	Long-Term
Benefits	Supplemental Defined Contribution Benefit Plan	Non-Qualified excess plan to maintain qualified plan benefits limited by IRS rules	Fixed	Long-Term
Other Compensation	Retirement plans and health and welfare benefits on the same basis as other employees with limited perquisites	Benefit plans maintain competitive total compensation	Fixed	Short- and Long-Term

As illustrated below in 2020, approximately 64% of the target compensation (base salary, cash incentives and long-term equity) for Mr. Martin, and approximately 52% of the target compensation to our other named executive officers (excluding Mr. Labozzetta), was performance-based and not guaranteed.

Base Salary

A competitive base salary is necessary to attract and retain talented executives. Each year, our Compensation Committee evaluates each named executive officer’s base salary level. In general, competitive base salary information and peer market data are furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer’s base salary level is compared to the peer market data at the median. In setting base salary levels the Compensation Committee also assesses each individual named executive officer’s performance, leadership, operational effectiveness, tenure and experience in the industry, as well as competitive market conditions.

In establishing base salaries for 2020, the Compensation Committee considered our company’s 2019 financial performance as well as the peer group and market compensation analysis performed by FW Cook. Based on that information, the Compensation Committee determined that the base salary increases for Mr. Martin and the other named executive officers reflected below were appropriate because of strong financial performance in 2019, our relative positioning to peers and broad merit increase budgets. Mr. Kuntz’ base salary increase was performance-related and recognized his assumption of a leadership role in key strategic projects. Mr. Sierotko’ base salary

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increase was promotion-related as he assumed the Chief Lending Officer position in April of 2020. Ms. Murray’s increase in base salary was reflective of her strong performance and to maintain competitive positioning of her fixed pay with that of peers in the wealth management business. Mr. Labozzetta’s base salary was established at $584,120 upon joining Provident on August 1, 2020 as President and Chief Operating Officer, which salary was consistent with his base salary at SB One Bancorp and SB One Bank prior to the merger.

Name	2020 Salary	2019 Salary	% Change
Christopher Martin	$785,000	$762,000	3.0%
Anthony J. Labozzetta	$584,120	$—	—
Thomas M. Lyons	$502,000	$487,000	3.1%
John Kuntz	$505,000	$450,000	12.2%
Valerie O. Murray	$410,000	$375,000	9.3%
Walter Sierotko	$360,000	$293,500	22.7%

Annual Cash Incentive Payment/Executive Annual Incentive Plan for 2020

Annual cash incentive opportunities are provided to our named executive officers in order to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial goals and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for multiple corporate financial performance measures and are calculated as a percentage of the named executive officer’s base salary.

Our Compensation Committee established the performance goals for 2020 under the Executive Annual Cash Incentive Plan which provided the opportunity for an incentive payment based upon the achievement of corporate goals. The targeted levels of incentive opportunity for 2020 were as follows:

	Annual Cash Incentive as a % of Base Salary
Participant	Threshold	Target	Maximum
Chief Executive Officer	40%	80%	120%
Other Named Executive Officers	25%	50%	75%

Commencing with the 2021 Annual Cash Incentive Plan, Messrs. Martin and Labozzetta will have an annual cash incentive opportunity as a percentage of salary of 75% at Target.

For Mr. Martin and the other named executive officers, the Compensation Committee established the following 2020 goals (collectively, the “Corporate Goals”) and relative weightings for the Executive Annual Cash Incentive Plan:

Corporate Goals	Weight	Threshold 90%	Target(1) 100%	Maximum 105%	Achievement
Earnings Per Share	40%	$1.47	$1.63	$1.72	$1.59
Net Income (in millions)	40%	$95.3	$105.6	$110.8	$110.9
Expense Ratio(2)	20%	2.13%	2.05%	2.02%	1.93%

(1)	Performance is interpolated between the Threshold and Maximum opportunity levels.
(2)	Represents the ratio of non-interest expense divided by average annual assets.

Under the Executive Annual Cash Incentive Plan, incentive payments based on Provident’s actual 2020 financial performance would be made if financial performance met or exceeded 90% of any one of the Corporate Goals (“Threshold”). The payout curve under this annual incentive plan provides a 50% of Target payout for each metric at Threshold performance achievement and 150% of Target for each metric at Maximum performance achievement.

The overall actual achievement of Corporate Goals for 2020 was at Maximum for the Net Income and Expense Ratio corporate goals, and slightly below Target for the Earnings Per Share corporate goal.

The Executive Annual Cash Incentive Plan authorizes the Compensation Committee to adjust actual performance results for extraordinary, unusual and/or non-recurring items. Consistent with that authority, and with past practices respecting certain strategic acquisitions by Provident, the Compensation Committee determined that it was appropriate to exclude the impact of the one-time merger-related charges associated with the acquisition of SB One Bancorp, in the aggregate amount of $13 million, net of tax, inclusive of the one-time merger-related CECL provision mandated by accounting rules and extraordinary direct expenses associated with the COVID-19 pandemic, such as the purchase of personal protective equipment and supplemental pay to customer-facing branch employees in the early days of the pandemic in the aggregate amount of $1 million, net of tax.

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Based on the foregoing, Mr. Martin earned a cash incentive equal to 94.9% of his base salary, or $744,795, representing 118.59% of his Target opportunity. Messrs. Kuntz, Lyons and Sierotko and Ms. Murray each earned a cash incentive of 62.4% of base salary. The 2020 cash incentive payments to these named executive officers represent payouts of 124.84% of the Target opportunity. Mr. Labozzetta earned a cash incentive of 67.1% of base salary, or $391,720, seven twelfths of which was earned under the former SB One Bancorp incentive plan. His payout represented 122.9% of his Target opportunity.

Name	Cash Incentive	% of Salary	% of Target
Christopher Martin	$744,795	94.9%	118.59%
Anthony J. Labozzetta	$391,720	67.1%	122.90%
Thomas M. Lyons	$313,348	62.4%	124.84%
John Kuntz	$315,221	62.4%	124.84%
Valerie O. Murray	$255,922	62.4%	124.84%
Walter Sierotko	$224,712	62.4%	124.84%

Long-Term Equity Incentives

Our 2019 Long-Term Equity Incentive Plan provides the opportunity to grant various forms of equity incentives on a performance-vesting and time-vesting basis. The Compensation Committee believes that stock ownership by our officers and employees provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. This component of compensation increases in importance as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus.

It is the policy of the Compensation Committee to make equity grants when the window for trading by directors and officers in Provident common stock is open under our stock trading policy. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date effective as of the date of the next regularly scheduled Compensation Committee meeting that falls when the window for trading is open under our stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary for Mr. Martin and the other named executive officers based upon competitive total compensation data previously provided by the independent compensation consultant. To maintain competitive total compensation and to further align executive pay with long-term financial performance, the Compensation Committee generally follows the guidelines below with respect to annual performance-vesting and time-vesting equity grants:

Participant	2020 Opportunity Long-Term Equity Target Award as a % of Base Salary
Chief Executive Officer	100%
Other Named Executive Officers	60%

The composition of the 2020 long-term equity awards was as follows:

	Performance-Vesting	Time-Vesting
Participant	Restricted Stock	Stock Options	Restricted Stock
Chief Executive Officer	75%	25%	—
Other Named Executive Officers	75%	—	25%

The Compensation Committee determined that for equity grants made in 2020 to all named executive officers including Mr. Martin, 75% of the value of the grants would be subject to performance-vesting, and 25% of the value would be time-vesting over three years. The time-vesting component of Mr. Martin’s equity grant was in the form of stock options which the Compensation Committee viewed as performance-based because value is only realized if there is stock price appreciation over the term of the options.

Performance-vesting grants are measured at the end of a three-year period based upon performance goals established by the Compensation Committee at the time of the equity grant. Currently the performance goals include projections of a multi-year core return on average assets and return on average tangible equity. The core return on average assets measure may exclude unanticipated and non-recurring items of revenue or expense as determined by the Compensation Committee.

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The return on average tangible equity portion of the award is subject to a relative total shareholder return (“TSR”) modifier measured against the SNL Small Cap US Banks & Thrifts Index Peer Group. The modifier provides for (i) a downward 20% adjustment of payout if our TSR is below the 25th percentile and (ii) an upward 20% adjustment of payout if our TSR is at or above the 75th percentile. Between the 25th percentile and the 75th percentile, the modifier has no impact on payout.

This performance framework is designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value, while maintaining a meaningful impact on total compensation from our three-year relative total shareholder return and maintaining an appropriate level of at-risk compensation for retention purposes.

2020-2022 Performance Goals(1)		Threshold	Target	Maximum
Core Return on Average Assets (ROAA)	60% Weight
Multi-Year Average Core ROAA		95 bps.	106 bps.	111 bps.
Return on Average Tangible Equity (ROATE)(2)	40% Weight
Multi-Year ROATE		9.54%	10.60%	11.13%

(1)	Performance is interpolated between the Threshold and Maximum opportunity levels.
(2)	ROATE is subject to a Relative Total Shareholder Return (TSR) Modifier. The Modifier provides for (i) a downward 20% adjustment of payout if TSR against the peer group is below the 25th percentile and (ii) an upward 20% adjustment of payout if TSR is at or above the 75th percentile. Between the 25th and 75th percentile, the modifier has no impact on payout.

The Compensation Committee has determined that the performance goals for long-term equity awards are appropriately set such that participants will attain: (i) the Threshold level of performance if minimum expected levels of performance are achieved, which the Committee believed were reasonably likely to be attained; (ii) the Target level of performance if projected business plan expectations are achieved, which the Committee believed had approximately an even likelihood of either being attained or not being attained; and (iii) the Maximum level of performance, which sets a cap on how much incentive compensation will be paid in the event the Target level is meaningfully exceeded, which the Compensation Committee believes is difficult to achieve.

	2020 Performance-Vesting Calibration Long-Term Equity Award as a % of Target
Participant	Threshold	Target	Maximum
Chief Executive Officer	50%	100%	150%
Other Named Executive Officers	50%	100%	150%

No dividends are paid with respect to any stock award subject to performance-vesting conditions unless and until the performance conditions are met and vesting occurs, and only on that portion of the stock award that actually vests. Similarly, there will be no payment of dividends on time-vesting stock awards made under our 2019 Long-Term Equity Incentive Plan, including the grants made in 2020, until the awards actually vest.

The performance-vesting awards granted in 2018 subject to three-year performance vested on March 5, 2021. For that three-year measurement period the company achieved performance above the Threshold level, but below Target on both the cumulative Average Core Return on Average Assets and the cumulative Average Core Return on Tangible Equity goals. The Total Shareholder Return modifier was below the 25th percentile and the 80% modifier was applied to the performance-vesting grants attributable to the cumulative Average Core Return on Average Tangible Equity goal. Consequently, the shares vested at approximately 75% of Target. As a result Messrs. Martin, Lyons, Kuntz, Sierotko and Ms. Murray received 16,174 shares, 6,164 shares, 5,574 shares, 2,052 shares, and 4,589 shares, respectively along with the payment of accumulated dividends of $2.89 on each share that vested.

Benefits

We offer the named executive officers benefits that are generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan (“ESOP”) and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1, 2003 following the adoption of the ESOP. In addition to pension benefits, medical and life insurance benefits are made available to certain employees when they retire. Although these post-retirement benefits have been eliminated, certain employees with ten or more years of service at the time the benefits were eliminated, including Mr. Martin, still qualify for these post-retirement benefits upon retirement. The named executive officers are also eligible for nonqualified benefits under the Non-Qualified Supplemental Defined Contribution Plan designed to make up for the IRS limits on contributions to the tax-qualified 401(k) Plan and ESOP.

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Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis. The following perquisites are currently provided: a club membership for Messrs. Martin and Labozzetta and partial reimbursement for a club membership for Mr. Sierotko, and the use of a company-owned automobile for Messrs. Martin and Labozzetta; Messrs. Lyons, Kuntz and Sierotko and Ms. Murray are paid a monthly car allowance. All of the named executive officers are eligible for an annual medical examination at Provident’s expense. These limited perquisites are provided to maintain a competitive compensation package relative to our peers.

Elements of Post-Termination Benefits

Employment Agreements

Mr. Martin has an employment agreement with a twelve month term that renews on August 31 of each year for an additional twelve months. The employment agreement provides that if Mr. Martin’s employment is terminated for reasons other than for cause, Mr. Martin would be entitled to:

•	earned but unpaid base salary through the termination date;
•	an annual bonus to which he may be entitled under any cash-based annual bonus or performance compensation plan then in effect;
•	benefits due to him as a former employee other than pursuant to the agreement;
•	severance pay or liquidated damages equal to his base salary and bonuses due for twelve months following termination, and for these purposes “bonuses due” shall be determined as the greater of: (i) the average annual cash bonus paid to him with respect to the three completed fiscal years prior to the termination; or (ii) the cash bonus paid to him for the last fiscal year prior to the date of termination; and
•	the continuation of life, medical, dental and disability insurance coverage for twelve months following termination.

Mr. Martin may resign from employment for good reason and receive these termination benefits in the event of certain adverse changes in his employment conditions. Mr. Martin agreed that the change in his corporate title from Chairman, President and Chief Executive to Chairman and Chief Executive Officer following the acquisition of SB One Bancorp did not constitute an adverse change under his employment agreement. Under the employment agreement, the termination benefits are subject to Mr. Martin’s compliance with non-solicit and non-compete provisions for a period of six months following his termination. The employment agreement does not provide for benefits for a termination following Mr. Martin’s death, retirement or following a change in control. Benefits relating to a termination following a change in control are provided for in a separate change in control agreement between Provident and Mr. Martin described in the following section “Change in Control Agreements”.

Mr. Labozzetta has an employment agreement executed in connection with the SB One acquisition that has an initial term that will continue through December 31, 2021. Commencing on January 1, 2022 and continuing at each January 1 thereafter, the term will automatically renew for an additional year. During the initial term, Mr. Labozzetta will serve as the President and Chief Operating Officer of each of Provident and Provident Bank. Additionally, subject to and conditioned upon the approval of, and appointment by, the board of directors of Provident, Mr. Labozzetta will serve as Chief Executive Officer and President of Provident and Provident Bank commencing January 1, 2022.

In the event Mr. Labozzetta terminates his employment for “good reason” or is terminated without “cause” (as each such term is defined in the employment agreement), he would receive: (1) any standard compensation and benefits that have been earned by him as of his date of termination (the “standard termination benefits”); (2) a cash lump sum payment equal to his base salary and cash bonus due for the longer of: (i) the remaining term of the agreement; or (ii) 12 months following the date of termination (the “benefits period”); and (3) continued life, medical, dental and disability coverage during the benefits period, provided, however, that Provident or Provident Bank may pay cash in lieu of such coverage if such coverage is not practicable, plus an amount to reflect the income and payroll taxes incurred by him with respect to such payment.

Subject to certain terms and limitations, the employment agreement further provides that during its term and for a period of one year thereafter (except following a change in control), Mr. Labozzetta may not compete with, or solicit customers or employees of, Provident or Provident Bank, provided, however, that upon his termination during any renewal term, any restrictions limiting Mr. Labozzetta from becoming an employee of or providing services to another institution would be reduced to six months.

Pursuant to a Side-Letter Agreement entered into with Mr. Labozzetta in connection with the SB One acquisition, if Mr. Labozzetta is not appointed President and Chief Executive Officer of Provident and Provident Bank upon Mr. Martin’s planned retirement from the Chief Executive Officer role by January 1, 2022 or he has a qualifying termination without “cause” or for “good reason” (as set forth in his employment agreement) during the initial term of the employment agreement, his employment with Provident and Provident Bank will cease immediately following the expiration of the initial term (in the case of the failure to be appointed President and Chief Executive Officer) or as of the date of termination, and, in lieu of any payments or benefits under the

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employment agreement, Provident or Provident Bank would pay Mr. Labozzetta the following: (1) any standard termination benefits; (2) a cash lump sum payment equal to two (2) times the sum of his base salary and annual cash bonus paid to (or earned by) him with respect to the completed fiscal year prior to the date of termination; and (3) continued life, medical, dental and disability coverage for two (2) years, provided, however, that Provident or Provident Bank may pay cash in lieu of such coverage if such coverage is not practicable, plus an amount to reflect the income and payroll taxes incurred by him with respect to such payment. Upon such termination, Mr. Labozzetta would be subject to the non-competition and post-termination obligations set forth in his employment agreement.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives. Benefits are payable under the change in control agreements after the executive’s qualifying termination event as described below following a change in control of Provident. We have entered into a three-year change in control agreement with Messrs. Martin, Labozzetta, Kuntz, Lyons and Sierotko and Ms. Murray. Each of the agreements renews on the anniversary date of its respective effective date so that the remaining term is three years unless otherwise terminated.

Under the agreements:

Following a change in control and during the term of the agreement, the executive is entitled to a severance payment if:

•	the executive’s employment is terminated, other than for cause, disability, or retirement; or the executive terminates employment for good reason.
Good reason is generally defined to include:
•	the assignment of duties materially inconsistent with the executive’s positions, duties or responsibilities as in effect prior to the change in control;
•	a reduction in his or her base salary or fringe benefits;
•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or
•	a failure by Provident to obtain an assumption of the agreement by its successor.

The change in control severance payment is equal to three times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. The gross benefits under the change in control agreements for the named executive officers, other than Messrs. Martin and Labozzetta are reduced to avoid an excess parachute payment under Section 280G of the Internal Revenue Code if doing so results in a greater after-tax benefit to the executive.

The Compensation Committee considers these severance and change in control benefits to be an important part of the executive compensation program and consistent with market practice. The Compensation Committee believes that providing appropriate severance benefits helps attract and retain highly-qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with Provident, and by providing income continuity following an unexpected termination.

Executive Stock Ownership Guidelines

Our Compensation Committee recommended, and our board of directors adopted, stock ownership levels for senior executives expressed as an amount of Provident common stock having a value equal to a multiple of base salary as follows:

Tier I	Chief Executive Officer and President	6 times base salary
Tier II	Other Named Executive Officers	1.5 times base salary

Each of the named executive officers currently exceeds these guidelines. An executive’s vested restricted stock awards, unvested time-vesting restricted stock awards, and shares of Provident common stock held in the ESOP and 401(k) Plan count toward compliance with the ownership guidelines.

Prohibition on Hedging

Our stock trading policy prohibits the named executive officers and others from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. In addition, the policy provides that they should avoid pledging their shares of our common stock as collateral for a margin account or loan.

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Clawback Policy

Our cash and equity incentive awards are subject to clawback provisions contained in our Omnibus Incentive Compensation Plan. The clawback provisions provide that if the company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirements under the federal securities laws, whether or not as a result of misconduct, any executive officer who received incentive-based compensation based on erroneous data during the three-year period preceding the date of the accounting restatement, is required to reimburse the company for compensation paid in excess of what would have been paid based on the data reported in the accounting restatement.

The cash and equity incentive awards granted to an employee are also subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events include termination of employment for cause, violation of material company policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply, or other conduct that is detrimental to the business or reputation of the company.

Risk Assessment

The Compensation Committee believes that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Provident. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks. The Omnibus Incentive Compensation Plan serves as a core governance document for our cash and equity incentive compensation plans, establishing lines of authority, a foundation for relevant internal controls and procedures, and risk mitigation and accountability features, including clawbacks and deferrals.

The Compensation Committee annually assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. This comprehensive risk assessment is performed by our Chief Risk Officer, General Auditor and Chief Compliance Officer and is presented to and reviewed by the Compensation Committee. The risk assessment includes an evaluation of:

•	the design of incentive plans to ensure they satisfy bank regulatory requirements and do not encourage excessive or imprudent risk taking;
•	the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and
•	the board of directors’ oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.

The risk assessment conducted in 2020 concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward, are compatible with effective controls and risk management, and are supportive of strong governance, including active oversight by the board of directors.

Tax Deductibility of Executive Compensation

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, our Compensation Committee may authorize compensation that is not tax deductible if it is determined to be appropriate and in the best interests of the company and our stockholders.

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Compensation Committee Report

Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN CAPITAL COMMITTEE OF PROVIDENT FINANCIAL SERVICES, INC.

Matthew K. Harding (Chair)
James P. Dunigan
Terence Gallagher
John Pugliese

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Executive Compensation

The following table shows compensation paid or awarded with respect to our named executive officers during the years indicated. The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2020 compensation decisions for the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Christopher Martin	2020	814,131	588,750	196,250	744,795	—	186,268	2,530,194
Chairman and Chief Executive Officer	2019	761,069	571,500	190,500	550,627	—	203,157	2,276,853
	2018	739,231	555,000	185,000	536,698	—	178,823	2,194,752
Anthony J. Labozzetta	2020	224,661	—	—	391,720	—	17,688	634,069
President and Chief Operating Officer

Thomas M. Lyons	2020	520,616	301,200	—	313,348	18,830	115,116	1,269,110
Senior Executive Vice President and Chief Financial Officer	2019	486,281	292,200	—	231,520	16,798	138,408	1,165,207
	2018	469,615	282,000	—	224,261	—	122,034	1,097,910
John Kuntz	2020	521,885	303,000	—	315,221	10,273	95,359	1,245,738
Senior Executive Vice President, General Counsel and Corporate Secretary	2019	448,943	270,000	—	213,930	8,571	106,012	1,047,456
	2018	424,039	255,000	—	202,789	—	88,524	970,352
Valerie O. Murray	2020	424,154	246,000	—	255,922	—	64,092	990,168
Executive Vice President, Chief Wealth Officer and President of Beacon Trust Company	2019	373,943	225,000	—	178,275	—	54,715	831,933
	2018	349,231	210,000	—	167,003	—	49,132	775,366
Walter Sierotko(7)	2020	361,414	186,100	—	224,712	—	75,760	847,986
Executive Vice President and Chief Lending Officer of Provident Bank

Donald W. Blum	2020	87,981	—	—	—	10,105	902,077	1,000,163
Executive Vice President and Chief Lending Officer of Provident Bank	2019	375,000	225,000	—	142,620	8,549	111,018	862,187
	2018	374,423	225,000	—	150,302	—	103,892	853,617
(1)	The amounts shown represent base salary earned during each fiscal year covered. The amounts shown for Messrs. Labozzetta and Blum reflect a partial year. Mr. Labozzetta’s employment commenced on August 1, 2020. Mr. Blum retired effective March 9, 2020.
(2)	The amounts shown reflect the aggregate grant date fair value of time-vesting and performance-vesting awards computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-vesting portion of the awards are computed at Target performance achievement. The grant date fair values of the performance-vesting portion of the awards at Maximum performance achievement would be: $942,926, $361,788, $363,990, $123,021 and $295,524 for 2020 for Messrs. Martin, Lyons, Kuntz, Sierotko and Ms. Murray, respectively; and $899,141, $344,767, $265,497, $318,634, and $265,497 for 2019 for Messrs. Martin, Lyons, Blum, Kuntz, and Ms. Murray, respectively; $893,995, $340,700, $271,813, $308,086, and $253,677 for 2018 for Messrs. Martin, Lyons, Blum, Kuntz, and Ms. Murray, respectively. The amount shown for Mr. Sierotko includes an additional grant of 5,000 one-year time-vesting awards made on May 13, 2020 in connection with his promotion.
(3)	The amounts shown reflect the grant date fair value of time-vesting stock options computed in accordance with FASB ASC Topic 718. No performance-vesting stock options were granted in the years presented.

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(4)	The amounts shown reflect the payment made under the Executive Annual Cash Incentive Plan.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans. Mr. Martin rolled over his Pension Plan benefit to the 401(k) Plan. Messrs. Labozzetta and Sierotko and Ms. Murray are not participants in the defined benefit pension plan, which was frozen prior to their employment with the company. No named executive officer received preferential or above-market earnings on deferred compensation.
(6)	The amounts in this column represent all other compensation not properly reported in other columns of the Summary Compensation Table including perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues and other personal benefits), the value of cash dividend payments on unvested restricted stock awards subject to time-vesting, accumulated dividends paid on performance-vesting awards that actually vested, employee benefits (employer cost of medical, dental, vision, life and disability insurance), and employer contributions to defined contribution plans (Provident Bank 401(k) Plan, ESOP and the Non-Qualified Supplemental Defined Contribution Plan). The amount shown for Mr. Blum includes a separation payment. Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.
(7)	Mr. Sierotko became Chief Lending Officer on April 1, 2020.

All Other Compensation

Name	Year	Perquisites and Other Personal Benefits ($)(8)	Dividends on Stock Awards ($)	Company Contribution on Employee Medical and Insurance Benefits ($)	Company Contributions to Retirement, 401(k) and Non-Qualified Plans ($)	Total ($)
Christopher Martin	2020	15,732	82,330	19,528	68,678	186,268
	2019	15,310	91,604	17,714	78,529	203,157
	2018	12,481	72,752	17,003	76,587	178,823
Anthony J. Labozzetta	2020	1,022	—	8,301	8,365	17,688
Thomas M. Lyons	2020	6,000	36,049	25,341	47,726	115,116
	2019	7,000	53,886	23,547	53,975	138,408
	2018	6,000	41,595	22,265	52,174	122,034
John Kuntz	2020	6,000	30,283	6,320	52,756	95,359
	2019	6,000	34,599	9,724	55,689	106,012
	2018	6,000	27,107	2,368	53,049	88,524
Valerie O. Murray	2020	6,000	22,924	2,268	32,900	64,092
	2019	6,000	10,251	2,195	36,269	54,715
	2018	6,000	7,264	2,056	33,812	49,132
Walter Sierotko	2020	12,550	12,473	24,493	26,244	75,760
Donald W. Blum	2020	839,055	25,666	4,213	33,143	902,077
	2019	7,663	32,321	21,145	49,889	111,018
	2018	7,884	25,736	21,042	49,230	103,892

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Perquisites

Name	Year	Personal Use of Company Car/Car Allowance ($)(9)	Club Dues ($)	Total Perquisites and Other Personal Benefits ($)(8)
Christopher Martin	2020	9,344	6,388	15,732
	2019	6,428	6,432	15,310
	2018	6,237	6,244	12,481
Anthony J. Labozzetta	2020	1,022	—	1,022
Thomas M. Lyons	2020	6,000	—	6,000
	2019	6,000	—	7,000
	2018	6,000	—	6,000
John Kuntz	2020	6,000	—	6,000
	2019	6,000	—	6,000
	2018	6,000	—	6,000
Valerie O. Murray	2020	6,000	—	6,000
	2019	6,000	—	6,000
	2018	6,000	—	6,000
Walter Sierotko	2020	11,700	—	12,550
Donald W. Blum	2020	—	—	839,055
	2019	7,663	—	7,663
	2018	7,884	—	7,884
(8)	The amount shown for Mr. Blum includes a separation payment of $750,000, a COBRA reimbursement payment of $50,000, a taxable fringe benefit for the transfer of ownership of the company-provided car in the amount of $25,413, and reimbursement for paid time off of $13,642. The amount shown for Mr. Sierotko includes a cell phone stipend of $600 and a five-year service award of $250.
(9)	For Messrs. Martin and Labozzetta, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount shown is a monthly car allowance.

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Plan-Based Awards

The following table shows certain information as to grants of plan-based awards during 2020 made to the named executive officers. The awards granted on January 29, 2020 represent the cash incentive payments that could be earned based on performance under the Executive Annual Cash Incentive Plan for 2020. The awards granted on March 3, 2020 are long-term equity incentive awards which are primarily performance-vesting awards. The grant made to Mr. Sierotko on May 13, 2020 was a one-year time-vesting award. A portion of the amount shown for Mr. Labozzetta was granted under the SB One Bank plans. The Compensation Discussion and Analysis contains information about cash- and equity-based incentive awards made to our named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2020

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)	Awards ($)(5)
Christopher Martin	1/29/2020	62,800	628,000	942,000
	3/3/2020				13,017	28,260	45,729				588,750
	3/3/2020								107,240	20.62	196,250
Anthony J. Labozzetta	8/1/2020	39,172	391,720	587,580	—	—	—	—	—	—	—
Thomas M. Lyons	1/29/2020	25,100	251,000	376,500	—	—	—	—	—	—	—
	3/3/2020				4,995	10,843	17,546				225,900
	3/3/2020	—	—	—	—	—	—	3,652	—	20.62	75,300
John Kuntz	1/29/2020	25,250	252,500	378,750	—	—	—	—	—	—	—
	3/3/2020	—	—	—	5,025	10,909	17,652	—			227,250
	3/3/2020	—	—	—	—	—	—	3,674	—	20.62	75,750
Valerie O. Murray	1/29/2020	20,500	205,000	307,500
	3/3/2020	—	—	—	4,080	8,857	14,332	—	—	—	184,500
	3/3/2020	—	—	—	—	—	—	2,983	—	20.62	61,500
Walter Sierotko	1/29/2020	18,000	180,000	270,000	—	—	—	—	—	—	—
	3/3/2020	—	—	—	1,698	3,687	5,966	—	—	—	76,800
	3/3/2020	—	—	—	—	—	—	2,483	—	20.62	51,200
	5/13/2020	—	—	—	—	—	—	5,000	—	11.62	58,100
(1)	The amounts shown at Target assume achievement of 100% of individual goals and objectives. The range of estimated possible payouts reflects the full potential of the annual incentive payment if only one performance goal is achieved at Threshold level and if all performance goals are achieved at Maximum level.
(2)	Represents the number of restricted stock awards that may vest if performance goals are achieved over the three-year period 2020-2022 at the stated levels. The Threshold and Maximum levels include the impact of a Total Shareholder Return Modifier applied to the return on tangible equity component of the performance goals.
(3)	Represents the number of three-year time-vesting restricted stock awards granted.
(4)	Represents the number of three-year time-vesting stock options granted.
(5)	Represents the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. Note 13 to our audited financial statements for the year ended December 31, 2020 contained in our Annual Report on Form 10-K includes the assumptions used to calculate these amounts.

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Outstanding Equity Awards at Year-End

The following table shows certain information about outstanding equity awards as of December 31, 2020 for our named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Christopher Martin	29,428	—		14.50	2/24/2021	—	—	70,274	1,262,121
	20,000	—		14.88	2/3/2022
	26,755	—		15.23	2/19/2023
	35,000	—		16.38	2/19/2024
	65,972	—		18.34	2/19/2025
	76,327	—		18.70	2/24/2026
	42,857	—		26.31	3/7/2027
	28,750	14,374		25.58	3/5/2028
	13,895	27,790		27.25	3/4/2029
	—	107,240		20.62	3/3/2030
	14,623	—		14.50	2/24/2021
	22,542	—		14.88	2/3/2022
	25,126	—		15.23	2/19/2023
	45,762	—		16.38	2/19/2024
Anthony J. Labozzetta	—	—	—	—	—	—	—	—	—
Thomas M. Lyons	—	—		—	—	6,358	114,190	26,902	483,160
John Kuntz	—	—		—	—	6,156	110,562	25,587	459,543
Valerie O. Murray	—	—		—	—	5,043	90,572	21,014	377,411
Walter Sierotko	—	—		—	—	9,298	166,992	9,062	162,754
(1)	Stock options generally expire 10 years after the grant date.
(2)	Amounts shown represent the number of time-vesting stock awards that were not vested at December 31, 2020.
(3)	Amounts shown are based on the fair market value of Provident common stock on December 31, 2020 of $17.96.
(4)	Amounts shown represent the number of stock awards that may vest if performance goals are achieved over the three-year periods of 2018-2020, 2019-2021 and 2020-2022 at Target level.

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Option Exercises and Stock Vested

The following table shows certain information about restricted stock awards that vested in 2020. There were no stock options exercised by any of the Named Executive Officers in 2020.

	Stock Awards		Stock Options
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Acquired (#)	Value Realized on Exercise ($)(2)
Christopher Martin	28,292	557,635	—	—
Anthony J. Labozzetta	—	—	—	—
Thomas M. Lyons	27,768	457,596	—	—
John Kuntz	11,847	234,463	—	—
Valerie O. Murray	9,015	178,483	—	—
Walter Sierotko	5,360	106,344	—	—
Donald W. Blum	10,592	209,570	—	—
(1)	The value realized on vesting represents the market value on the day the stock vested.
(2)	There were no stock options exercised by any of the Named Executive Officers during 2020.

Pension Benefits

We maintain a noncontributory defined benefit pension plan covering full-time employees who had attained age 21 with at least one year of service as of April 1, 2003, the date on which the pension plan was frozen. All participants in the pension plan are 100% vested.

Pension plan participants generally become entitled to retirement benefits upon their later attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level, plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Vested retirement benefits generally are paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55. If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be a reduced benefit calculated pursuant to the terms of the pension plan. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

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PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2020

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year
Christopher Martin	None applicable	—	—	—
Anthony J. Labozzetta	None applicable	—	—	—
Thomas M. Lyons	The First Sentinel Pension Plan	21	93,586
John Kuntz	Provident Bank Pension Plan	19	66,991	—
Valerie O. Murray	None applicable	—	—	—
Walter Sierotko	None applicable	—	—	—
Donald W. Blum	Provident Pension Plan	19	63,332	—
(1)	The amounts shown are determined based on the measurement date of December 31, 2020. For the discount rate and other assumptions used, please refer to note 13 to our audited financial statements contained in our Annual Report on Form 10-K. Mr. Martin’s interest in The First Sentinel Pension Plan was rolled over into the 401(k) Plan.

Non-Qualified Deferred Compensation

The following table shows certain information about the participation by each named executive officer in our non-qualified defined contribution plans at and for the year ended December 31, 2020.

NON-QUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2020

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Christopher Martin	—	36,369	33,151	—	878,883
Anthony J. Labozzetta	—	—	—	—	—
Thomas M. Lyons	—	17,044	4,060	—	111,284
John Kuntz	—	17,126	3,305	—	93,764
Valerie O. Murray	—	10,748	864	—	30,440
Walter Sierotko	—	6,970	483	—	17,506
Donald W. Blum	—	—	2,766	—	63,840
(1)	The amounts shown represent the estimated Non-Qualified Supplemental Defined Contribution Plan contribution for 2020. The portion of the contribution attributable to the ESOP is based on the fair market value of Provident common stock on December 31, 2020 of $17.96 per share. These contributions are included in the Summary Compensation Table in the column “All Other Compensation”.
(2)	The amounts shown include interest and dividends credited under the Non-Qualified Supplemental Defined Contribution Plan, and for Mr. Martin the amount shown includes interest and dividends on his balance in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include a decrease in the value of the phantom shares attributable to the ESOP portion of the supplemental benefit as the fair market value of Provident common stock at December 31, 2020 was $17.96 per share compared to $24.65 per share at December 31, 2019. The interest and dividends are not included in the Summary Compensation Table because they were not “above market.”
(3)	For Mr. Martin the amount shown includes a balance of $512,026 in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include contributions that were previously included in the Summary Compensation Table in the column “All Other Compensation” of $36,369, 17,044, $17,126, $6,970, $10,748 for Messrs. Martin, Lyons, Kuntz, Sierotko and Ms. Murray, respectively for 2020; $42,866, $19,901, $10,726, $16,784, and $10,524 for Messrs. Martin, Lyons, Blum, Kuntz and Ms. Murray, respectively for 2019; $41,002, $18,147, $10,214, $14,286, and $7,949 for Messrs. Martin, Lyons, Blum, Kuntz and Ms. Murray, respectively for 2018.

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We maintain a Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), which is a non-qualified plan that provides additional benefits to certain employees whose benefits under the 401(k) Plan and ESOP are reduced by tax law limitations applicable to tax-qualified plans. The Supplemental Plan requires a contribution for each participant who also participates in the 401(k) Plan and ESOP equal to the amount that would have been contributed under the terms of the 401(k) Plan and ESOP but for the tax law limitations, less the amount actually contributed under the 401(k) Plan and ESOP. The Supplemental Plan provides for a phantom stock allocation for qualified contributions that may not be accrued in the qualified ESOP and for matching contributions that may not be accrued in the qualified 401(k) Plan due to tax law limitations. Vesting of these supplemental benefits is subject to the same terms and conditions as the benefits provided under the 401(k) Plan and ESOP. The 401(k) portion of the benefit under the Supplemental Plan is credited with interest at an annual rate equal to the bond equivalent yield on United States Treasury Securities adjusted to a constant maturity of ten years. The ESOP portion of the benefit under the Supplemental Plan is credited with dividends payable on Provident common stock.

Benefits payable under the Supplemental Plan are payable to the participant in a lump sum during the calendar year immediately following the calendar year of the earliest to occur of: (i) separation from service; (ii) disability; or (iii) death of the participant. The 401(k) portion of the benefit under the Supplemental Plan is paid in cash and the ESOP portion of the benefit is paid in cash unless the committee administering the Supplemental Plan determines in its sole discretion to pay the equivalent benefit in the form of Provident common stock.

Potential Payments Upon Termination or Change in Control

Provident has entered into an employment agreement and a three-year change in control agreement with Messrs. Martin and Labozzetta, and three-year change in control agreements with Messrs. Lyons, Kuntz, and Sierotko, and Ms. Murray.

The following tables reflect the amount of compensation and benefits payable to each of the named executive officers, at December 31, 2020 pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment under the circumstances noted in the tables. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements.

The amount of compensation and benefits payable to each named executive officer upon an involuntary termination without cause or a termination by the executive for Good Reason, in each case following a change in control and in the event of disability (with respect to Mr. Martin’s and Mr. Labozzetta’s employment agreement) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2020, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his or her termination. The amounts shown relating to unvested options and stock awards are based on the fair market value of our common stock on December 31, 2020 of $17.96 per share. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident. The amounts shown in the following tables do not take into account any reductions that may be required in order to comply with Internal Revenue Code Section 280G best net benefit provisions in each of the named executive officers’ agreements. There is no such best net benefit provision in Mr. Martin’s agreement.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF DECEMBER 31, 2020

Christopher Martin	Employment Agreement	Employment Agreement	Change in Control Agreement
			After Change in Control
Benefits	Termination w/o Cause or for Good Reason ($)(1)	Disability ($)(2)	Termination w/o Cause or for Good Reason ($)
Salary	785,000	588,750	2,355,000
Incentive/bonus	744,795	—	2,234,386
Total Cash Payments	1,529,795	588,750	4,589,386
Medical	20,314	20,314	60,941
Dental	1,392	1,392	4,175
Life Insurance	1,764	1,764	5,292
Long-Term Disability	796	796	2,389
Vision	133	133	398
Total Benefits	24,399	24,399	73,195
Total Cash and Benefits	1,554,194	613,149	4,662,581
Value Unvested Options(3)	—	—	—
Value Unvested Awards	—	1,262,121	1,262,121
TOTAL	1,554,194	1,875,270	5,924,702
(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Represents 75% of base salary over a 12 month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment with another employer; (iii) attaining the age of 65; or (iv) the executive’s death.
(3)	Exercise price of unvested options exceeded the fair market value of our common stock on December 31, 2020 of $17.96 per share.

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Anthony J. Labozzetta	Employment Agreement	Employment Agreement	Change in Control Agreement
			After Change in Control
Benefits	Termination w/o Cause or for Good Reason ($)(1)	Disability ($)(2)	Termination w/o Cause or for Good Reason ($)
Salary	584,120	438,090	1,752,360
Incentive/bonus	391,720	—	1,175,160
Total Cash Payments	975,840	438,090	2,927,520
Medical	27,929	27,929	83,786
Dental	1,824	1,824	5,473
Life Insurance	1,806	1,806	5,418
Long-Term Disability	1,018	1,018	3,054
Vision	172	172	516
Total Benefits	32,749	32,749	98,247
Total Cash and Benefits	1,008,589	470,839	3,025,767
Value Unvested Options	—	—	—
Value Unvested Awards	—	—	—
TOTAL	1,008,589	470,839	3,025,767
(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Represents 75% of base salary over a 12 month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment with another employer; (iii) attaining the age of 65; or (iv) the executive’s death.

Thomas M. Lyons	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,506,000
Incentive/Bonus	940,045
Total Cash Payments	2,446,045
Medical	88,152
Dental	1,973
Life Insurance	3,386
Long-Term Disability	2,389
Vision	615
Total Benefits	96,515
Total Cash and Benefits	2,542,560
Value Unvested Options	—
Value Unvested Awards	597,350
TOTAL	3,139,910

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John Kuntz	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,515,000
Incentive/Bonus	945,663
Total Cash Payments	2,460,663
Medical	60,941
Dental	607
Life Insurance	3,406
Long-Term Disability	2,389
Vision	398
Total Benefits	67,741
Total Cash and Benefits	2,528,404
Value Unvested Options	—
Value Unvested Awards	570,104
TOTAL	3,098,508

Valerie O. Murray	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	990,000
Incentive/Bonus	682,407
Total Cash Payments	1,672,407
Medical	60,941
Dental	4,590
Life Insurance	2,767
Long-Term Disability	2,389
Vision	398
Total Benefits	71,085
Total Cash and Benefits	1,743,492
Value Unvested Options	—
Value Unvested Awards	467,984
TOTAL	2,211,476

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Walter Sierotko	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,080,000
Incentive/Bonus	674,136
Total Cash Payments	1,754,136
Medical	88,152
Dental	6,784
Life Insurance	2,430
Long-Term Disability	2,389
Vision	615
Total Benefits	100,370
Total Cash and Benefits	1,854,506
Value Unvested Options	—
Value Unvested Awards	329,746
TOTAL	2,184,252

Pay Ratio Disclosure

The following is a reasonable estimate calculation, prepared in accordance with SEC rules, of the ratio of the total annual compensation paid to Mr. Martin, our Chairman and Chief Executive Officer, to the median of the total annual compensation of all of our employees, except Mr. Martin for 2020.

Our median employee for this calculation was determined using total annual compensation data for all of our active employees, excluding Mr. Martin as of December 31, 2020. We included all employees, other than employees of SB One Bank which was merged into Provident Bank on August 1, 2020 (approximately 146 persons). The employees included those employed on a full-time, part-time or seasonal basis. We did not annualize or prorate the data used in the calculation. Total annual compensation used to arrive at the median employee was consistent with that used to calculate total annual compensation for the named executive officers as required by the SEC, excluding the change in pension value and nonqualified deferred compensation earnings and the value of other benefits available on a non-discriminatory basis to all of our employees, such as company contributions to health, life and disability insurance.

After identifying the median employee as described above, we determined that the median employee had a total annual compensation of $68,244 for 2020, which was determined using the same methodology as required by the SEC for named executive officers as set forth in the summary compensation table. The total annual compensation for Mr. Martin for the same period shown in the summary compensation table presented earlier was $2,530,194. The ratio of Mr. Martin’s total annual compensation to the median total annual compensation of all other employees for 2020 was 37:1.

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Director Compensation

Elements of Director Compensation

Director Fees

As discussed under this caption, director compensation is paid to our non-management directors only. Mr. Martin and Mr. Labozzetta receive no director compensation for their service on the board of directors.

Our board of directors establishes director compensation based on the recommendation of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third party and will consult external surveys to assist it in a review of director compensation.

We pay annual director fees based on a fiscal year covering the period starting May 1 and ending on April 30. We do not pay “per meeting” fees. The current director fee schedule is as follows:

Board Member Annual Retainer	$50,000
Lead Director Annual Retainer (paid in quarterly installments)	$20,000
Committee Annual Retainers (paid in quarterly installments)	$27,500 for Audit and Compensation Committee Chairs
$15,000 for each member of the Audit and Compensation Committees
$20,000 for Governance/Nominating, Risk and Technology Committee Chairs
$10,000 for each member of the Governance/Nominating, Risk and Technology Committees
Annual Equity Grant	Shares equivalent to $90,000 based on the grant date price with one-year vesting

Director Benefits

An annual medical examination is made available to each director under an arrangement with a designated service provider.

Retirement Plan for the Board of Directors of Provident Bank

The Retirement Plan for the Board of Directors of Provident Bank was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. For directors having ten or more years of service as of December 31, 2006 (includes two current directors), the plan provides cash payments for up to ten years based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the normal retirement age as defined in the plan with at least ten years of service on the board is 40 quarterly payments of $1,250. We may suspend payments under this plan if Provident Bank fails to meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him within 60 days of such change in control.

Voluntary Fee Deferral Plans

Our directors may elect to defer the receipt of all or a portion of the cash compensation paid to them for service on the board of directors. Elections to defer fees and the scheduled distribution of amounts deferred and earnings on those amounts shall comply with the requirements of Section 409A of the Internal Revenue Code. Deferred fees are credited to a memorandum account established for the benefit of each participant, and credited amounts currently earn interest at the prevailing prime rate.

In connection with its acquisition of First Sentinel Bancorp, Inc., Provident assumed the First Savings Bank Directors’ Deferred Fee Plan, which was frozen prior to the completion of the acquisition. This plan will be paid out in accordance with the provisions of its governing documents.

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The following table sets forth for the year ended December 31, 2020 certain information as to total remuneration paid to directors who served on the board of directors in 2020 other than Messrs. Martin and Labozzetta, who are not paid director fees. There were no stock options outstanding at December 31, 2020, and no other compensation was paid to the non-executive directors in 2020. Compensation paid to Mr. Martin and Mr. Labozzetta is included in this Proxy Statement under the heading “Executive Compensation--Summary Compensation Table.”

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Totals ($)
Robert Adamo	75,000	90,001	2,931	167,932
Thomas W. Berry	70,000	90,001	—	160,001
Laura L. Brooks	83,750	90,001	—	173,751
James P. Dunigan	86,250	90,001	5,162	181,413
Frank L. Fekete	87,500	90,001	5,355	182,856
Ursuline F. Foley	75,000	90,001	384	165,385
Terence Gallagher	75,000	90,001	—	165,001
Matthew K. Harding	91,250	90,001	—	181,251
Carlos Hernandez	90,000	90,001	5,689	185,690
Edward Leppert(3)	45,000	67,500	—	112,500
Robert McNerney(3)	42,500	67,500	—	110,000
John Pugliese	85,000	90,001	—	175,001

(1)	The amounts shown reflect the aggregate grant date fair value of the restricted stock award made to each non-management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. The stock awards were made on May 4, 2020, except in the case of Messrs. Leppert and McNerney whose awards were made on August 5, 2020. These stock awards are time-vesting awards that vest in one year.
(2)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. Messrs. Fekete and Hernandez have benefits under this plan. The amounts shown also include interest earned on deferred director fees for Messrs. Adamo and Dunigan and Ms. Foley.
(3)	Messrs. Leppert and McNerney were appointed to the boards of directors effective on July 31, 2020 upon Provident’s acquisition of SB One Bancorp.

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Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of Provident’s issued and outstanding shares of common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table shows, as of March 2, 2021, certain information as to persons who beneficially owned more than five percent of the issued and outstanding shares of our common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of our common stock as of March 2, 2021.

Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding(1)
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	5,555,869	(2)	7.14%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	11,041,642	(3)	14.19%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	7,300,936	(4)	9.38%

(1)	Based on 77,833,069 shares of Provident common stock outstanding as of March 2, 2021.
(2)	This information is based on Amendment No. 13 to Schedule 13G filed with the SEC on February 16, 2021 by Dimensional Fund Advisors LP.
(3)	This information is based on Amendment No. 12 to Schedule 13G filed with the SEC on January 26, 2021 by BlackRock, Inc.
(4)	This information is based on Amendment No. 10 to Schedule 13G filed with the SEC on February 8, 2021 by The Vanguard Group.

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Management

The following table shows certain information about shares of our common stock owned by each nominee for election as director, each incumbent director whose term of office continues following the Annual Meeting, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 2, 2021.

Name	Position(s) held with Provident Financial Services, Inc. and/or Provident Bank	Shares Owned Directly and Indirectly(1)	Shares Subject to Stock Options(2)	Beneficial Ownership	Percent of Class(3)	Unvested Stock Awards Included in Beneficial Ownership
Nominees
Ursuline F. Foley	Director	17,717		17,717	*	6,839
Christopher Martin	Chairman and Chief Executive Officer	677,241(4)	467,002	1,144,243	1.46%	—
Robert McNerney	Director	24,421	—	24,421	*	5,019
John Pugliese	Director	99,000		99,000		6,839
Incumbent Directors
Robert Adamo	Director	19,583	—	19,583	*	6,839
Thomas W. Berry	Director	108,471	—	108,471	*	6,839
Laura L. Brooks	Director	72,552	—	72,552	*	6,839
James P. Dunigan	Director	21,697	—	21,697	*	6,839
Frank L. Fekete	Director	71,324	—	71,324	*	6,839
Terence Gallagher	Director	27,778	—	27,778	*	6,839
Matthew K. Harding	Director	43,704	—	43,704	*	6,839
Carlos Hernandez	Director	87,530	—	87,530	*	6,839
Anthony J. Labozzetta	Director, President and Chief Operating Officer	415,226	—	415,226		—
Edward M. Leppert	Director	203,550		203,550		5,019
Executive Officers Who Are Not Directors
Thomas M. Lyons	Senior Executive Vice President and Chief Financial Officer	208,641	—	208,641	*	6,358
John Kuntz	Senior Executive Vice President, General Counsel and Corporate Secretary	133,708	—	133,708	*	6,156
Valerie O. Murray**	Executive Vice President, Chief Wealth Management Officer and President of Beacon Trust Company	40,864	—	40,864	*	5,043
Walter Sierotko**	Executive Vice President and Chief Lending Officer	19,109		19,109		9,298
All directors and executive officers as a group (26 persons)		2,615,980	467,002	3,082,982	3.96%	105,283

*	Less than 1%
**	Not officers of Provident Financial Services, Inc.

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(1)	The amounts shown for executive officers include shares held in our 401(k) Plan and shares allocated to the executive officer in our Employee Stock Ownership Plan (“ESOP”) as follows:

Name	401(k) Plan Shares	ESOP Shares
Christopher Martin	167,689	18,318
Thomas M. Lyons	45,545	16,328
John Kuntz	6,279	22,377
Valerie O. Murray	12,754	5,900
Walter Sierotko	—	2,381
All executive officers as a group (13 persons)	234,845	104,965

(2)	Includes shares underlying stock options that are presently exercisable or will become exercisable within 60 days of March 2, 2021.
(3)	Based on 77,833,069 shares of Provident common stock outstanding as of March 2, 2021. Shares subject to stock options that are presently exercisable or will become exercisable within 60 days of March 2, 2021 are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for purposes of computing the percentage ownership of other persons.
(4)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and anyone holding 10% or more of our common stock (reporting persons) to file reports with the Securities and Exchange Commission showing the holdings of, or transactions in, our common stock. Based solely on a review of copies of such reports, and written representations from each such reporting person that no other reports are required, we believe that in 2020 all reporting persons filed the required reports on a timely basis under Section 16(a), except for the following:

•	A Form 4 filing covering the vesting of performance-vesting stock for each of Messrs. Martin and Lyons was inadvertently filed late.
•	The Form 3 filed for Mr. Sierotko did not include unvested stock awards as a result of administrative oversight, and an amended Form 3 was filed.

Proposal 2	Advisory Vote to Approve Executive Compensation

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes our executive compensation program and the compensation decisions made by our Compensation and Human Capital Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “named executive officers”). At the 2017 Annual Meeting of Stockholders, our board of directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, we determined to hold an annual advisory vote on executive compensation until the next required stockholder vote relating to the frequency of stockholder voting on executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, the board of directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Provident Financial Services, Inc. (“Provident”) approve the compensation paid to Provident’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of our executives with our stockholders. Our board of directors believes that the link between compensation and the achievement of its long- and short-term business goals has helped our company’s financial performance over time, while not encouraging excessive risk-taking by management.

For these reasons, the board of directors is recommending that stockholders vote “FOR” this proposal. While this advisory vote is non-binding, the Compensation and Human Capital Committee and the board of directors value the views of our stockholders and will consider the outcome of this vote in future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO PROVIDENT’S NAMED EXECUTIVE OFFICERS.

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Proposal 3	Ratification of the Appointment of our Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the year ended December 31, 2020 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2021, subject to the ratification by our stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting, and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by our Bylaws or otherwise. However, our board of directors is submitting the appointment of our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, our Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees

The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of the annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $1,518,000 and $1,261,000 during the fiscal years ended December 31, 2020 and 2019, respectively. Audit fees for 2020 increased due to additional audit work related to the acquisition of SB One Bancorp and Provident’s implementation of the current expected credit loss accounting standard.

Audit-Related Fees

The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above, were $140,460 and $136,100 during the fiscal years ended December 31, 2020 and 2019, respectively. These services were rendered for audits of our employee benefit plans.

Tax Fees

No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2020 and 2019, as the Audit Committee currently has a policy that the independent registered public accounting firm shall not perform the preparation and filing of our corporate tax returns, tax compliance and other tax-related services.

All Other Fees

No fees were billed to Provident for other permissible services rendered by KPMG LLP during each of the fiscal years ended December 31, 2020 and 2019.

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Pre-Approval Policy

Our Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Submission of Stockholder Proposals

To be eligible for inclusion in our proxy materials for next year’s Annual Meeting of stockholders, any stockholder proposal under SEC Rule 14a-8 to take action at such meeting must be received at our executive office at 239 Washington Street, Jersey City, New Jersey 07302, no later than November 17, 2021. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Advance Notice of Business to be Conducted at an Annual Meeting

Our Bylaws provide an advance notice procedure for certain business or nominations to our board of directors to be brought before an Annual Meeting of stockholders. For a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to our Corporate Secretary not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting, or by no later than November 17, 2021 for next year’s Annual Meeting of stockholders; provided, however, that if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned; describe briefly the proposed business; the reasons for bringing the proposed business before the Annual Meeting; and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Provident to include in its proxy materials under SEC Rule 14a-8 any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

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Other Matters

As of the date of this Proxy Statement, our board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named therein to vote the shares represented by the proxy in accordance with their best judgment as to any such matters.

AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2020, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302.

THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF PROVIDENT BANK’S WEBSITE AT WWW.PROVIDENT.BANK.

THE CHARTERS OF OUR AUDIT, COMPENSATION AND HUMAN CAPITAL, GOVERNANCE/NOMINATING, RISK AND TECHNOLOGY COMMITTEES OF THE BOARD OF DIRECTORS, OUR CORPORATE GOVERNANCE PRINCIPLES, CODE OF BUSINESS CONDUCT AND ETHICS AND INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF PROVIDENT BANK’S WEBSITE AT WWW. PROVIDENT.BANK. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302.

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General Information

The board of directors of Provident is soliciting proxies for our 2021 Annual Meeting of Stockholders, and any adjournment or postponement of the meeting. The Annual Meeting will be held in a virtual format on Thursday, April 29, 2021 at 10:00 a.m.

A Notice Regarding the Availability of Proxy Materials is first being sent to our stockholders on March 17, 2021.

The 2021 Annual Meeting of Stockholders

Date and Time: Our Annual Meeting of Stockholders will be held in a virtual format only on April 29, 2021, 10:00 a.m., local time at www.virtualshareholdermeeting.com/PFS2021. The Board of Directors believes that utilizing a virtual meeting format provides an opportunity for a broader group of stockholders to participate in the Annual Meeting, while also reducing the costs and environmental impact associated with holding an in-person meeting. In addition, the virtual meeting format provides a platform for the safe execution of the Annual Meeting in the current COVID-19 environment.

Participation in the Virtual Stockholder Meeting: Stockholders as of the close of business on the record date may attend the Annual meeting by going to www.virtualshareholdermeeting.com/ PFS2021, and logging-in by using the 16-digit control number indicated on their proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials. We recommend that stockholders log-in to our virtual annual meeting at least 15 minutes before the scheduled starting time.

Record Date: March 2, 2021.

Shares Entitled to Vote: 77,833,069 shares of Provident common stock were outstanding on the record date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting: To consider and vote on the election of four directors, an advisory (non-binding) vote to approve the compensation paid to our named executive officers, and the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Vote Required: Subject to our majority voting policy described under the heading “Corporate Governance Matters” in this Proxy Statement, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The advisory vote to approve executive compensation and the ratification of KPMG LLP as our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN”.

Board Recommendation: Our board of directors recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Provident: Provident is a Delaware corporation and the bank holding company for Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operates a network of full-service branch offices throughout northern and central New Jersey, eastern Pennsylvania, and Queens County, New York. Our principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302. Our telephone number is (732) 590-9200.

Who Can Vote

March 2, 2021 is the record date for determining the stockholders of record who are entitled to vote at our Annual Meeting. On March 2, 2021, 77,833,069 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 4,848 holders of record. The virtual presence, by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of our common stock outstanding on March 2, 2021 will be entitled to one vote for each share held of record. However, our certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of our common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

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Matters to Be Considered

The purpose of our Annual Meeting is to elect four directors, vote on an advisory basis on executive compensation, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021. We may adjourn or postpone the Annual Meeting for the purpose of allowing additional time to solicit proxies.

Our board of directors is not aware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, we intend that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in their best judgment.

How to Participate in the Virtual Annual Meeting

You may participate in the virtual Annual Meeting by going to www.virtualshareholdermeeting.com/PFS2021, and logging-in by using the 16-digit control number indicated on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials. We recommend that you log-in to the virtual Annual Meeting at least 15 minutes before the scheduled start time.

How to Vote

You may vote your shares:

•	By telephone or Internet (see the instructions at www.proxyvote.com). Beneficial owners may also vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials.
•	By written proxy. Stockholders of record can vote by written proxy card. If you received a printed copy of this Proxy Statement, you may vote by signing, dating and mailing the enclosed Proxy Card, or if you are a beneficial owner, you may request a voting instruction form from your bank or broker.
•	At the Annual Meeting. Stockholders of record may vote by logging-in to the virtual Annual Meeting and following the instructions.

If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the four nominees for director, “FOR” approval of the executive compensation paid to our named executive officers, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Participants in Provident Benefit Plans

If you are a participant in our Employee Stock Ownership Plan or 401(k) Plan, or any other benefit plans sponsored by us through which you own shares of our common stock, you will have received a Notice Regarding the Availability of Proxy Materials by e-mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. If you own shares through any of these plans and you do not vote by April 25, 2021, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, virtually or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (non-voted proxies submitted by a bank or broker) will be counted for the purpose of determining whether a quorum is present.

Subject to our majority voting policy described under the heading “Corporate Governance Matters” in this Proxy Statement, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The advisory vote on executive compensation, and the ratification of the appointment of our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at our Annual Meeting. You may revoke your proxy by:

•	submitting a written notice of revocation to our Corporate Secretary prior to the voting of such proxy;
•	submitting a properly executed proxy bearing a later date;
•	voting again by telephone or Internet (provided such new vote is received on a timely basis); or
•	voting virtually at the Annual Meeting; however, simply participating in the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.
100 Wood Avenue South
P.O. Box 1001
Iselin, New Jersey 08830-1001
Attention: Corporate Secretary

If your shares are held in street name, you should follow your bank’s or broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies. In addition to solicitation of proxies by mail, we will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse such holders of record for their reasonable expenses in taking those actions. Equiniti (US) Services LLC will assist us in soliciting proxies, and we have agreed to pay them a fee of $5,000 plus reasonable expenses for their services. If necessary, we may also use several of our employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile, e-mail or letter.

Householding

Unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more stockholders reside if we believe the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•	If your shares are registered in your own name, contact our transfer agent and inform them of your request to revoke householding by calling them at 1-888-542-1061, or by writing them at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.

PROVIDENT FINANCIAL SERVICES, INC. | 2021 Proxy Statement	57

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Provident Financial Services, Inc.

P.O. BOX 1001
ISELIN, NJ 08830

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 28, 2021 for shares held directly, and by 11:59 P.M. ET on April 25, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PFS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow below available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 28, 2021 for shares held directly, and by 11:59 P.M. ET on April 25, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D34697-P51261 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PROVIDENT FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR ALL nominees:

	For All	Withhold All	For All Except
1. The election as directors of all nominees listed below (except as marked to the contrary on the right), each for a three-year term:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ursuline F. Foley
02) Christopher Martin
03) Robert McNerney
04) John Pugliese

The Board of Directors recommends you vote FOR proposal 2:	For	Against	Abstain
2. The approval (non-binding) of executive compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3:			
3. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D34698-P51261

REVOCABLE PROXY
PROVIDENT FINANCIAL SERVICES, INC.
ANNUAL MEETING OF STOCKHOLDERS APRIL 29, 2021
THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC.
SOLICITS THIS PROXY.

The undersigned hereby appoints Frank L. Fekete, Terence Gallagher, Matthew K. Harding, and Anthony J. Labozzetta or any of them, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the "Company") that the undersigned is entitled to vote, only at the 2021 Annual Meeting of Stockholders (the "Annual Meeting"), to be held in a virtual format only, on Thursday, April 29, 2021 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THIS PROXY; AND FOR PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Should the signer elect to vote at the Annual Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2021 Annual Meeting of Stockholders and Proxy Statement, voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

Continued and to be signed on reverse side